                                                                   EXHIBIT 99(a)

                                  $85,000,000



                               CREDIT AGREEMENT



                                  dated as of



                                 July 15, 1998



                                     among



                          REPUBLIC GROUP INCORPORATED



                            THE BANKS PARTY HERETO



                    THE LC ISSUING BANKS REFERRED TO HEREIN



                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                             AS SYNDICATION AGENT



                                      and



                              NATIONSBANK, N.A.,

                            AS ADMINISTRATIVE AGENT



                  __________________________________________



                         J.P. MORGAN SECURITIES INC.,

                                   Arranger

                               TABLE OF CONTENTS

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
ARTICLE 1
     Definitions
Section 1.01.  Definitions.............................................  1
Section 1.02.  Accounting Terms and Determinations..................... 21
Section 1.03.  Classes and Types of Loans and Borrowings............... 21

ARTICLE 2
     The Credits
Section 2.01.  Commitments to Lend..................................... 21
Section 2.02.  Notice of Borrowing..................................... 22
Section 2.03.  Notice to Banks; Funding of Loans....................... 23
Section 2.04.  Maturity of Loans; Contingent Prepayments............... 24
Section 2.05.  Interest Rates.......................................... 25
Section 2.06.  Method of Electing Interest Rates....................... 27
Section 2.07.  Fees.................................................... 29
Section 2.08.  Termination or Reduction of Revolving Credit
     Commitments....................................................... 29
Section 2.09.  Optional Prepayments.................................... 30
Section 2.10.  General Provisions as to Payments....................... 31
Section 2.11.  Funding Losses.......................................... 31
Section 2.12.  Computation of Interest and Fees........................ 32
Section 2.13.  Maximum Interest Rate................................... 32
Section 2.14.  Notes................................................... 33
Section 2.15.  Letters of Credit....................................... 33
Section 2.16.  Registry................................................ 39

ARTICLE 3
     Conditions
Section 3.01.  Closing Date............................................ 40
Section 3.02.  Borrowings and Issuances of Letters of Credit........... 42
Section 3.03.  Construction Borrowings and Construction Letters of
     Credit............................................................ 43

ARTICLE 4
     Representations and Warranties
Section 4.01.  Corporate Existence and Power........................... 44
Section 4.02.  Corporate and Governmental Authorization; No
     Contravention..................................................... 44
Section 4.03.  Binding Effect; Liens Enforceable....................... 45

Section 4.04.  Financial Information..................................  45
Section 4.05.  Litigation.............................................  45
Section 4.06.  Compliance with ERISA..................................  46
Section 4.07.  Environmental Matters..................................  46
Section 4.08.  Taxes..................................................  47
Section 4.09.  Subsidiaries...........................................  48
Section 4.10.  No Regulatory Restrictions on Borrowing................  48
Section 4.11.  Full Disclosure........................................  48
Section 4.12.  Year 2000..............................................  48

ARTICLE 5
     Covenants
Section 5.01.  Information............................................  49
Section 5.02.  Payment of Obligations.................................  53
Section 5.03.  Maintenance of Property; Insurance.....................  53
Section 5.04.  Conduct of Business and Maintenance of Existence.......  54
Section 5.05.  Compliance with Laws...................................  54
Section 5.06.  Inspection of Property, Books and Records..............  54
Section 5.07.  Consolidations, Mergers and Sales of Assets............  55
Section 5.08.  Use of Proceeds........................................  56
Section 5.09.  Negative Pledge........................................  56
Section 5.10.  Limitation on Debt.....................................  57
Section 5.11.  Debt to EBITDA.........................................  57
Section 5.12.  Interest Coverage Ratio................................  58
Section 5.13.  Minimum EBITDA.........................................  58
Section 5.14.  Minimum Consolidated Net Worth.........................  58
Section 5.15.  Limitation on Capital Expenditures.....................  59
Section 5.16.  Lease Payments.........................................  59
Section 5.17.  Restricted Payments; Voluntary Prepayments.............  59
Section 5.18.  Investments and Acquisitions...........................  60
Section 5.19.  Transactions with Affiliates...........................  60
Section 5.20.  Environmental Matters..................................  60
Section 5.21.  Limitation on Restrictions Affecting the Borrower and
     Subsidiaries.....................................................  61
Section 5.22.  Fiscal Year............................................  61
Section 5.23.  Material Contracts.....................................  61
Section 5.24.  Title Insurance; Surveys...............................  61
Section 5.25.  Landlord and Warehouseman Waivers......................  62
Section 5.26.  Further Assurances.....................................  63
Section 5.27.  Amendments to Subordinated Notes.......................  64
Section 5.28.  Matters Relating to Project............................  64

Section 5.29.  Proceeds of Subordinated Notes............................. 66

ARTICLE 6
     Defaults
Section 6.01.  Events of Default.......................................... 67
Section 6.02.  Notice of Default.......................................... 70
Section 6.03.  Cash Collateral............................................ 70

ARTICLE 7
     The Agents
Section 7.01.  Appointment and Authorization.............................. 70
Section 7.02.  Administrative Agent and Affiliates........................ 71
Section 7.03.  Action by Administrative Agent............................. 71
Section 7.04.  Consultation with Experts.................................. 71
Section 7.05.  Liability of Administrative Agent.......................... 71
Section 7.06.  Indemnification............................................ 72
Section 7.07.  Credit Decision............................................ 72
Section 7.08.  Successor Administrative Agent............................. 72
Section 7.09.  Agents' Fees............................................... 73
Section 7.10.  Syndication Agent.......................................... 73

ARTICLE 8
     Change in Circumstances
Section 8.01.  Basis for Determining Interest Rate Inadequate
     or Unfair............................................................ 73
Section 8.02.  Illegality................................................. 73
Section 8.03.  Increased Cost and Reduced Return.......................... 74
Section 8.04.  Taxes...................................................... 76
Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar
     Loans................................................................ 77
Section 8.06.  Substitution of Banks...................................... 78

ARTICLE 9
     Miscellaneous
Section 9.01.  Notices.................................................... 78
Section 9.02.  No Waivers................................................. 79
Section 9.03.  Expenses; Indemnification.................................. 79
Section 9.04.  Set-Offs................................................... 80
Section 9.05.  Amendments and Waivers..................................... 81
Section 9.06.  Successors; Participations and Assignments................. 81
Section 9.07.  No Reliance on Margin Stock................................ 83
Section 9.08.  Governing Law; Submission to Jurisdiction.................. 83

Section 9.09.  Counterparts; Integration; Effectiveness................... 84
Section 9.10.  WAIVER OF JURY TRIAL....................................... 84
Section 9.11.  Confidentiality............................................ 84


COMMITMENT SCHEDULE
PRICING SCHEDULE


SCHEDULE 3.01    --   Closing Date Collateral Documents
SCHEDULE 4.05    --   Pending Litigation
SCHEDULE 4.07    --   Environmental Liabilities
SCHEDULE 5.03    --   Part I - Physical Damage Insurance
                      Part II - Public Liability Insurance
SCHEDULE 5.09    --   Existing Liens
SCHEDULE 5.10    --   Existing Debt
SCHEDULE 5.21    --   Existing Restrictions


EXHIBIT A    --    Note
EXHIBIT B    --    Mortgage
EXHIBIT C    --    Pledge Agreement
EXHIBIT D    --    Security Agreement
EXHIBIT E    --    Subsidiary Guarantee
EXHIBIT F-1  --    Opinion of Locke Purnell Rain Harrell (A Professional
                   Corporation), counsel for the Obligors
EXHIBIT F-2  --    Opinion of Crowe & Dunlevy, Oklahoma counsel for the
                   Obligors
EXHIBIT G    --    Opinion of Davis Polk & Wardwell, special counsel for
                   the Agents
EXHIBIT H    --    Assignment and Assumption Agreement

     AGREEMENT dated as of July 15, 1998 among REPUBLIC GROUP INCORPORATED, the BANKS party hereto, the LC ISSUING BANKS referred to herein, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Syndication Agent, and NATIONSBANK, N.A., as Administrative Agent.


                                   ARTICLE 1

                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ADJUSTED CAPITAL EXPENDITURES" means, for any fiscal period, Consolidated Capital Expenditures for such period, adjusted to exclude the portion thereof allocable to the Project.

     "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 205(b).

     "ADMINISTRATIVE AGENT" means NationsBank, N.A., in its capacity as administrative agent for the Banks under the Loan Documents, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Borrower).

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means the Administrative Agent or the Syndication Agent, and "AGENTS" means both the Administrative Agent and the Syndication Agent.

     "AGGREGATE LC EXPOSURE" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become)
available for drawing under all Letters of Credit outstanding at such time plus
                                                                           ----
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time minus (iii) the aggregate amount of cash collateral deposited by the
     -----
Borrower pursuant to Section 204 and held by the Administrative Agent in the General Collateral Account at such time.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "APPLICABLE MARGIN" means, with respect to Loans of any Type at any time, the applicable percentage rate per annum set forth in the Pricing Schedule with respect to Loans of such Type which is applicable at such time in accordance with the Pricing Schedule; provided that (i) the Applicable Margin on any date with respect to any Loan shall be the sum of the percentage so determined in accordance with the Pricing Schedule plus 2.00%, if on such date a Default (but not an Event of Default) exists under Section 6.01 with respect to such Loan and
(ii) the Applicable Margin on any date with respect to all Loans shall be the sum of the percentage so determined in accordance with the Pricing Schedule plus 2.00%, if on such date an Event of Default exists and the Administrative Agent shall have notified the Borrower upon instruction by any Bank that this clause
(ii) is applicable.

     "ARCHITECT/ENGINEER" means Marathon Engineers/Architects/Planners, LLC.

     "ARCHITECT CONTRACT" means the Contract entered into effective July 7, 1998 by and between Republic Paperboard acting through Owner's Agent Fluor Daniel, Inc. and Marathon Engineers/Architects/Planners.

     "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, but excluding (i) dispositions of inventory and obsolete equipment in the ordinary course of business, (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement, (iii) dispositions to the Borrower or any of its Subsidiaries and
(iv) trade-ins of equipment in the ordinary course of business.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "AVAILABLE CASH FLOW" means, for any fiscal period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, depreciation, amortization and other similar noncash charges plus (iii) any increase (or minus any decrease) during such period in deferred tax liabilities of the Borrower and its Consolidated Subsidiaries, taken as a whole.

     "BANK" means (i) each Person listed on the Commitment Schedule, (ii) each Assignee which becomes a Bank pursuant to Section 9.06(c) and (iii) their respective successors.

     "BANK PARTIES" means the Banks, the LC Issuing Banks and the Agents.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.06(a) or Article 8.

     "BORROWER" means Republic Group Incorporated, a Delaware corporation, and its successors.

     "BORROWER SECURITY AGREEMENt" means the Security Agreement to which the Borrower is a party.

     "BORROWING" has the meaning set forth in Section 1.03.

     "BUSINESS ACQUISITION" means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of (i) all or substantially all of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

     "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, all obligations of such Person as lessee which are capitalized in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

     "CLASS" has the meaning set forth in Section 1.03.

     "CLOSING DATE" means the date on which all of the conditions set forth in
Section 301 shall have been satisfied (or waived in accordance with Section
905).

     "COLLATERAL" means the collateral subject to the Liens of the Collateral Documents.

     "COLLATERAL ASSETS" means all right, title and interest of the Borrower and its Subsidiaries in and to (i) the Project, (ii) all other personal property of whatsoever kind or nature and (iii) on and after the date on which the aggregate outstanding principal amount of the Loans first exceeds $50,000,000, any and all real property interests owned in fee which the Required Banks so designate by notice to the Borrower through the Administrative Agent.

     "COLLATERAL DOCUMENTS" means the Pledge Agreements, the Security Agreements, the Mortgage and any additional security agreements, pledge agreements or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

     "COMMITMENT FEE RATE" has the meaning set forth on the Pricing Schedule.

     "COMMITMENT SCHEDULE" means the Schedule attached hereto and identified as such.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period, excluding (i) capitalized interest charges and (ii) expenditures for the restoration or replacement of fixed assets which are subject to a casualty loss, to the extent financed by the proceeds of insurance, or which are subject to condemnation, to the extent financed by any condemnation award received therefor, but including in any event all investments and acquisitions of assets pursuant to Section 5.18 during such period.

     "CONSOLIDATED CASH" means at any date the cash and Temporary Cash Investments of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED CURRENT ASSETS" means at any date the current assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED DEBT" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED CURRENT LIABILITIES" means at any date (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or a Consolidated Subsidiary) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date.

     "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Charges and (ii) provision for income taxes.

     "CONSOLIDATED EBITDA" means, for any fiscal period, Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of depreciation, amortization and other similar non-cash charges.

     "CONSOLIDATED INTEREST CHARGES" means, for any fiscal period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued during such period, net of interest income received during such period, all on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

     "CONSOLIDATED NET DEBT" means, at any date, Consolidated Debt minus the amount of cash and Temporary Cash Investments held in the General Collateral Account at such date.

     "CONSOLIDATED NET INCOME" means, for any fiscal period, the net income (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of any extraordinary or other material non-recurring gain (but not loss) outside the ordinary course of business) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "CONSOLIDATED NET WORKING INVESTMENT" means at any date the difference of Consolidated Current Assets (exclusive of Consolidated Cash) minus Consolidated Current Liabilities (exclusive of Debt).

     "CONSOLIDATED NET WORTH" means at any date the sum of the consolidated common stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

     "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

     "CONSTRUCTION BORROWING" means a Borrowing, the proceeds of which are to be used in connection with the construction of the Project.

     "CONSTRUCTION LETTER OF CREDIT" means a Letter of Credit issued in connection with the construction of the Project.

     "CONSTRUCTION MANAGER" means Fluor Daniel, Inc.

     "CONTINUING DIRECTOR" means, at any date, an individual (i) who is a member of the board of directors of the Borrower on the Closing Date or (ii) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

     "CONVERSION DATE" means the earlier of (i) the date of Project Start-Up and
(ii) the second anniversary of the Closing Date.

     "CREDIT EXPOSURE" means, with respect to any Bank at any time, the sum of
(i) such Bank's Revolving Credit Commitment, if still in existence, or such Bank's Outstanding Revolving Credit Amount, if its Revolving Credit Commitment is no longer in existence plus (ii) the outstanding principal amount of such Bank's Term Loans (if any).

     "DEBT" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all Capital Lease Obligations of such Person, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person, fixed or contingent, to reimburse any other Person for amounts drawn under a letter of credit or similar instrument, (vii) any preferred stock of any Subsidiary of such Person held by any other Person except a wholly-owned Subsidiary of such first Person and any Redeemable Stock of such Person, (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (ix) all Debt of others Guaranteed by such Person; provided that neither trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt. It is understood that Derivatives Obligations do not constitute "Debt" of the Borrower.

     "DEBT INCURRENCE" means the incurrence of any Debt by the Borrower or any of its Subsidiaries, other than Debt permitted by clauses (a) through (f) of
Section 5.10.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFICIENCY AMOUNT" has the meaning set forth in Section 5.28(f).

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DIRECT CONSTRUCTION COSTS" has the meaning set forth in Section 5.08.

     "DIRECT COSTS SCHEDULE" has the meaning set forth in Section 5.08.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "DUKE-OKLAHOMA PLANT" means the Borrower's gypsum wallboard plant located in Duke, Oklahoma.

     "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction or requirement, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to the Borrower and any Subsidiary (including any entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws (including without limitation any matter disclosed or required to be disclosed in Schedule
4.07 hereto).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.05(b) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

     "EVERGREEN LETTER OF CREDIT" means a Letter of Credit that is automatically extended unless the relevant LC Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

     "EXCESS CASH FLOW" means, for any fiscal period of the Borrower, the excess (if any) of "A" over "B", where:

               "A" means the sum of (i) Available Cash Flow for such fiscal period, and (ii) any decrease in Consolidated Net Working Investment between the beginning and the end of such fiscal period; and

               "B" means the sum of (i) Adjusted Capital Expenditures for such fiscal period, (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such fiscal period,
          (iii) scheduled amortization of long-term Debt of the Borrower and its Consolidated Subsidiaries during such fiscal period (adjusted to eliminate the effect of any credit to such scheduled amortization by reason of (A) optional prepayments in a prior period, (B) prepayments on account of Excess Cash Flow for a prior period and (C) other mandatory prepayments in any period, prior or current) and (iv) optional prepayments of the Term Loans during such fiscal period.

     "EXCESS CASH FLOW PAYMENT DATE" has the meaning set forth in Section 2.04(c)(ii), 2.04(c)(iii).

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to NationsBank, N.A. on such day on such transactions as determined by the Administrative Agent.

     "FISCAL QUARTER" means a fiscal quarter of the Borrower.

     "FISCAL YEAR" means a fiscal year of the Borrower.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

     "GENERAL COLLATERAL ACCOUNT" has the meaning set forth in the Borrower Security Agreement.

     "GENERAL CONSTRUCTION CONTRACT" means the Agreement for Engineering, Procurement and Construction dated June 26, 1998 between Republic Paperboard and the Construction Manager.

     "GROUP OF LOANS" means at any time a group of Loans of any Class consisting of (i) all Loans of such Class which are Base Rate Loans at such time or (ii) all Loans of such Class which are Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under Environmental Laws.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INSPECTING ENGINEER" means the Architect/Engineer or such other architect or licensed civil engineer appointed by the Administrative Agent upon the request of the Required Banks.

     "INTEREST COVERAGE RATIO" means, at the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such day to (ii) Consolidated Interest Charges for such period.

     "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

          (c) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date; and

          (d) no Interest Period applicable to any Term Loan shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans and Euro-Dollar Loans having Interest Periods which end on or prior to such date equals or exceeds the amount of such principal payment. (For purposes of determinations under this clause
     (d) prior to the Conversion Date, all outstanding Loans shall be deemed Term Loans.)

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "LC EXPOSURE" means, with respect to any Bank at any time, an amount equal to its Revolving Commitment Percentage of the Aggregate LC Exposure at such time.

     "LC FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

     "LC INDEMNITEES" has the meaning set forth in Section 2.15(k).

     "LC ISSUING BANKS" means NationsBank, N.A. (and any other Bank which, at the Borrower's request, shall have agreed to issue Letters of Credit hereunder and confirmed such agreement in a notice to the Administrative Agent), each in its capacity as an LC Issuing Bank under the letter of credit facility described in Section 2.15.

     "LC OFFICE" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

     "LC PAYMENT DATE" has the meaning set forth in Section 2.15(g).

     "LC REIMBURSEMENT DUE DATE" has the meaning set forth in Section 2.15(h).

     "LC REIMBURSEMENT OBLIGATIONS" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks for amounts paid by the LC Issuing Banks in respect of drawings under the Letters of Credit, including any portion of any such obligations to which a Bank has become subrogated pursuant to
Section 215(i).

     "LETTER OF CREDIT" means a letter of credit issued hereunder by an LC Issuing Bank.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "LOANS" means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guarantee and the Collateral Documents.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.05(b).

     "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower or any of its Subsidiaries under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries.

     "MAJOR SUBCONTRACTORS" means a subcontractor or materialman employed pursuant to a Major Subcontract.

     "MAJOR SUBCONTRACTS" means any contract or contracts entered into with any single subcontractor or materialman employed by the Construction Manager or the Borrower in connection with the construction of the Project and providing for aggregate payments to such subcontractor or materialman equal to or in excess of $1,000,000.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower and its Subsidiaries, considered as a whole, or (ii) on the rights and obligations of the Banks hereunder.

     "MATERIAL DEBT" means Debt (other than the Loans and LC Reimbursement Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $3,500,000.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt (other than the Loans and LC Reimbursement Obligations) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $3,500,000.

     "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $3,500,000.

     "MATERIAL SUBSIDIARY" means any Subsidiary having consolidated assets exceeding $3,500,000.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means a Mortgage between Republic Paperboard and the Administrative Agent covering the Real Property, substantially in the form of Exhibit B, as amended from time to time.

     "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income or other proceeds of any noncash proceeds of any Asset Sale, as and when received), less (a) in each case, any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event and (b) if such Reduction Event is an Asset Sale, (i) Debt secured by a Lien on any asset sold in such Asset Sale and satisfied by the proceeds of such Asset Sale and (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

     "NET WORKING INVESTMENT" means, at any date, (i) the consolidated current assets (excluding cash and cash equivalents) of the Borrower and its Consolidated Subsidiaries minus (ii) consolidated current liabilities (excluding
Debt) of the Borrower and its Consolidated Subsidiaries, all determined as of such date.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.06.

     "OBLIGOR" means the Borrower and each Subsidiary Guarantor.

     "OTHER FINANCING PROCEEDS" means an amount equal to (i) the proceeds from the offering of the Subordinated Notes that have been deposited in the General Collateral Account under the Security Agreement, less (ii) $10,000,000.

     "OTHER PROJECT COSTS" has the meaning set forth in Section 5.08.

     "OTHER SUBCONTRACTS" means any contracts other than Major Subcontracts entered into by the Construction Manager or the Borrower with subcontractors or materialmen in connection with the construction of the Project.

     "OUTSTANDING REVOLVING CREDIT AMOUNT" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Revolving Credit Loans and (ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to
Section 9.06(c).

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06.(b)

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PLANS AND SPECIFICATIONS" has the meaning set forth in Section 5.28.

     "PLEDGE AGREEMENTS" means each Pledge Agreement dated as of the Closing Date between an Obligor and the Administrative Agent, substantially in the form of Exhibit C, as amended from time to time.

     "PRELIMINARY SURVEY" means the boundary survey of Hightower & Associates delivered to the Administrative Agent prior to the Closing Date.

     "PRICING SCHEDULE" means the Pricing Schedule attached hereto and identified as such.

     "PRIME RATE" means, at any time, the prime interest rate announced or published by NationsBank, N.A. from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by NationsBank, N.A. as its "PRIME RATE;" it being understood that such rate may not be the lowest rate of interest charged by NationsBank, N.A.

     "PRODUCTION STABILIZATION" means the production of 9,000 tons of paperboard per month for two consecutive calendar months.

     "PROJECT" means the Real Property, together with any buildings and other improvements constructed on such Land pursuant to and in accordance with the Plans and Specifications delivered to the Administrative Agent.

     "PROJECT START-UP" means the date on which a final certificate of occupancy shall have been issued for the Project and Production Stabilization has been achieved.

     "PROPERTY INSURANCE POLICY" means any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

     "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

     "REAL PROPERTY" means the land located in Lawton, Oklahoma and more particularly described in Exhibit A to the Mortgage.

     "REDEEMABLE STOCK" means any equity securities which are subject to redemption otherwise than at the sole option of the issuer thereof.

     "REDUCTION EVENT" means (i) any Asset Sale, (ii) any Debt Incurrence and
(iii) any receipt of Major Casualty Proceeds; provided that neither an Asset Sale nor receipt of Major Casualty Proceeds in any Fiscal Year shall constitute a Reduction Event unless, and then only to the extent that, the aggregate Net Cash Proceeds from Asset Sales and Major Casualty Proceeds received during such Fiscal Year exceeds $500,000; and provided further that no Asset Sale or receipt of Major Casualty Proceeds shall constitute a Reduction Event if and to the extent that the Net Cash Proceeds thereof are applied within 120 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of substitute assets, so long as that the Borrower shall have delivered to the Administrative Agent a certificate (a "REPLACEMENT SALES CERTIFICATE") of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of such Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary shall invest such Net Cash Proceeds in substitute assets within 120 days after the date of consummation of such sale. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

     "REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York and NationsBank, N.A.

     "REGISTER" has the meaning set forth in Section 2.16.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REPUBLIC PAPERBOARD" means Republic Paperboard Company, a Kansas corporation and wholly-owned subsidiary of the Borrower.

     "REQUIRED BANKS" means, at any time, Banks having more than 50% in aggregate amount of the Credit Exposures at such time.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "REVOLVING COMMITMENT PERCENTAGE" means, with respect to any Bank at any time, the percentage which the amount of its Revolving Credit Commitment at such time represents of the aggregate amount of all the Revolving Credit Commitments at such time. At any time after the Revolving Credit Commitments shall have terminated, the term "Revolving Commitment Percentage" shall refer to a Bank's Revolving Credit Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.06(c).

     "REVOLVING CREDIT COMMITMENT" means,

          (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank in the Commitment Schedule, and

          (ii) with respect to each Assignee which becomes a Bank pursuant to
     Section 9.06(c), the amount of the Revolving Credit Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to Section 208 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

     "REVOLVING CREDIT LOAN" means a loan made by a Bank pursuant to Section 2.01(a).

     "REVOLVING CREDIT PERIOD" means the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

     "REVOLVING CREDIT TERMINATION DATE" means the fourth anniversary of the Conversion Date (or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SCHEDULE OF OTHER PROJECT COSTS" has the meaning set forth in Section
5.08.

     "SCHEDULED AMORTIZATION DATE" means the date corresponding to the Conversion Date in (or if there is no corresponding date, the last day of) the third calendar month following the calendar month in which the Conversion Date falls and each third succeeding calendar month thereafter to and including the fourth anniversary of the Conversion Date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY AGREEMENTS" means each Security Agreement dated as of the Closing Date between an Obligor and the Administrative Agent, substantially in the form of Exhibit D, as amended from time to time.

     "SUBORDINATED NOTES" means aggregate principal amount of at least $100,000,000 of the Borrower's Senior Subordinated Notes due 2008, to be issued on the terms and conditions specified in the related Preliminary Offering Memorandum dated June 26, 1998, copies of which have been delivered to the Banks by the Administrative Agent or Syndication Agent, or otherwise on terms satisfactory to the Required Banks.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee dated as of the Closing Date from the Subsidiary Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit E, as amended from time to time.

     "SUBSIDIARY GUARANTORS" means Republic Gypsum Company, Hollis & Eastern Railroad Company, Republic Paperboard Company of West Virginia and Republic Paperboard Company, and any other Person that becomes a party to the

Subsidiary Guarantee pursuant to Section 5.26(d), and "Subsidiary Guarantor" means any one of them.

     "SYNDICATION AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as syndication agent in respect of this Agreement.

     "TERM LOAN" means a Revolving Credit Loan converted to a Term Loan pursuant to Section 2.01(b).

     "TERM LOAN CONVERSION LIMIT" means an amount equal to $50,000,000, less the aggregate amount of reductions of the Commitments pursuant to Section 2.08 prior to the Conversion Date.

     "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary, provided further that debt securities (x) the interest rate on which is reset no less frequently than every 45 days (a "reset"), (y) which are subject to an unconditional put option at the discretion of the holder at the time of each reset (a "reset date") and (z) which meet the ratings criteria specified in clause (ii) above, shall be deemed commercial paper with a maturity corresponding to the next reset date.

     "TYPE" has the meaning set forth in Section 1.03.

     "TOTAL REVOLVING OUTSTANDING AMOUNT" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans and (ii) the Aggregate LC Exposure.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Dollar Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to the determination whether such Loan is a Term Loan or Revolving Credit Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan, each of which constitutes a "Type". Identification of a Loan (or a Borrowing or Group) by both Class and Type (e.g., a "Euro-Dollar Term Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing or Group is comprised of such Loans).



                                   ARTICLE 2

                                  The Credits

     Section 2.01.  Commitments to Lend.    (a)   Revolving Credit Facility.
During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in aggregate amounts at any time outstanding such that its Outstanding Revolving Credit Amount at no time exceeds the amount of its

Revolving Credit Commitment. Each Borrowing shall be in the aggregate principal amount of $2,000,000 or any larger multiple of $500,000; provided that any Borrowing may be in the aggregate amount of the unused Revolving Credit Commitments. Each Borrowing shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.01(a), prepay Revolving Credit Loans to the extent permitted by Section 2.09 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.01(a).

     (b) Term Loans. On the Conversion Date, an aggregate outstanding principal amount of Revolving Credit Loans equal to the lesser of (i) the then aggregate outstanding principal amount of Revolving Credit Loans and (ii) the Term Loan Conversion Limit, shall be converted to Term Loans automatically and without further action by any party to this Agreement. If less than all outstanding Revolving Credit Loans at such time are to be converted, such conversion shall be applied to such Group or Groups of Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent), and within any such Group shall be applied ratably to the Loans of the several Banks. To the extent the then aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Term Loan Conversion Limit, any Group of Revolving Credit Loans not designated for conversion in accordance with the preceding sentence shall remain outstanding as Revolving Credit Loans. Conversion of Loans pursuant to this subsection (b) shall not constitute either a prepayment or a borrowing, and shall not affect the rate of interest applicable to outstanding Loans.

     Section 2.02.  Notice of Borrowing.

     (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 11:00 A.M. (Kansas City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii)  the aggregate amount of such Borrowing;

          (iii) the initial Type of Loans comprising such Borrowing; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Each Notice of Borrowing shall also specify whether the Borrowing will be a Construction Borrowing.

     Section 2.03. Notice to Banks; Funding of Loans. (a) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 1:00 P.M. (Kansas City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in Kansas City, to the Administrative Agent at its address specified in or pursuant to Section
9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. The failure of any Bank to make available such funds shall not relieve any other Bank of its obligations hereunder.

     (c) Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.03(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.05 and (ii if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount to the Administrative Agent and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.04. Maturity of Loans; Contingent Prepayments. (a) On each Scheduled Amortization Date set forth below, the Borrower shall repay Term Loans in an aggregate principal amount equal to the product of (i) the percentage set forth below opposite such date times (ii) the aggregate principal amount of Revolving Credit Loans converted to Term Loans pursuant to Section 2.01(b):

--------------------------------------------------------------------------------
     SCHEDULED AMORTIZATION DATE             AMORTIZATION PERCENTAGE
--------------------------------------------------------------------------------
               Nos. 1-4                              2.50%
--------------------------------------------------------------------------------
               Nos. 5-8                              5.00%
--------------------------------------------------------------------------------
               Nos. 9-12                             7.50%
--------------------------------------------------------------------------------
               Nos. 13-16                           10.00%
--------------------------------------------------------------------------------

     (b) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Revolving Credit Termination Date.

     (c) (i) If a Reduction Event shall occur prior to the Conversion Date, an amount equal to the Net Cash Proceeds of such Reduction Event shall be applied to prepay the Revolving Credit Loans, until such amount has been fully applied. If a Reduction Event shall occur on or after the Conversion Date, an amount equal to the Net Cash Proceeds of such Reduction Event shall be applied, first, to prepay the Term Loans until the Term Loans shall have been prepaid in full and, second, to prepay the Revolving Credit Loans, until such amount has been fully applied. Each such prepayment shall be made within ten Euro-Dollar Business Days receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds, provided that if the Net Cash Proceeds in respect of any Reduction Event are less than $1,000,000, such prepayment shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied, the Net Cash Proceeds are equal to at least $1,000,000.

     (ii) Within five Euro-Dollar Business Days following the date on which the Borrower has delivered the certificate required to be delivered by it pursuant to Section 5.01(e) for any Fiscal Year commencing on or after the Conversion Date (such date, an "EXCESS CASH FLOW PAYMENT DATE"), an amount equal to 50% of Excess Cash Flow for such Fiscal Year then ended shall be applied to prepay the Term Loans until the Term Loans shall have been prepaid in full and, second, to prepay the Revolving Credit Loans, until such amount has been fully applied.

     (iii) The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to this subsection (c). The Administrative Agent shall promptly notify each Bank of each such notice of prepayment received by it.

     (d) (i) Each prepayment of Loans of any Class shall be applied ratably to the respective Loans of the such Class of all Banks.

                (ii)   The amount of any prepayments of Term Loans pursuant to
     Section 2.09 or subsection (c) shall be applied to reduce the amount of subsequent scheduled repayments of the Term Loans required pursuant to subsection (a) pro rata by amount (or, if the Borrower so elects by notice to the Administrative Agent not later than the date of such prepayment, in inverse order of maturity).

                (iii) Each payment of principal of the Loans of any Class shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

                (iv) Each payment of the Loans of any Class shall be applied to such Group or Groups of Loans of such Class as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

     (e) If on any date the Revolving Credit Commitments are reduced pursuant to Section 2.08(b)(ii), 2.08(b)(iii) or 2.08(b)(iv), then, on such date, the Borrower shall cash collateralize the Aggregate LC Exposure (by depositing an amount in the General Collateral Account) or the Borrower shall provide for the replacement or cancellation of any outstanding Letters of Credit, or both, to such extent (if any) as may be necessary in order that the Total Revolving Outstanding Amount does not exceed the aggregate Revolving Credit Commitments as so reduced.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means
(a) the offered rate for dollar deposits, for a period approximately equal to such Interest Period and, if the amount is so quoted, in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rate appears on the display designated as page "3750" on the Telerate service (or such other page as may replace page "3750" on the Telerate service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits) ("Telerate Page 3750") as of 11:00 A.M. (London time) on such date, (b) if, as of 11:00 A.M. (London time) on any such date such rate does not appear on the Telerate Page 3750, the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%), of the offered rates for dollar deposits, for a period approximately equal to such Interest Period quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M. (London time) on such date, or (c) if neither of the above rates is available (and in the case of clause (b), if on any such date at least two such rates do not appear on the Reuters Screen LIBO Page), the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of the Applicable Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii the sum of the Applicable Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to the portion of such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation furnished by the remaining Reference Bank or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.06. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Term Loans or Revolving Credit Loans (subject to subsection (d) and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

            (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 11:00 A.M. (Kansas City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $2,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

            (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $2,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers to the Administrative Agent the relevant Notice of Interest Rate Election.

     (e) If any Euro-Dollar Loan is converted to a Base Rate Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.07. Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of the Banks in proportion to their Revolving Commitment Percentages, a commitment fee calculated for each day at the Commitment Fee Rate for such day (determined in accordance with the Pricing Schedule) on the amount by which the aggregate amount of the Revolving Credit Commitments exceeds the Total Revolving Outstanding Amount on such day. Such commitment fee shall accrue from and including the Closing Date to but excluding the date on which the Revolving Credit Commitments terminate in their entirety.

     (b) The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their Revolving Commitment Percentages, a letter of credit fee calculated for each day at the LC Fee Rate for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day. The Borrower shall pay to each LC Issuing Bank fronting fees and other usual and customary charges in the amounts and at the times agreed between the Borrower and such LC Issuing Bank.

     (c) Fees accrued for the account of the Banks under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Revolving Credit Commitments terminate in their entirety (and, if later, on the day on which the Revolving Credit Exposures are reduced to zero).

     Section 2.08.  Termination or Reduction of Revolving Credit Commitments.
(a) Optional. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Credit Commitments at any time, if the Total Revolving Outstanding Amount is zero at such time (after giving effect to any mandatory or optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $2,000,000 or a multiple of $1,000,000, the aggregate amount of the Revolving Credit Commitments in excess of the Total Revolving Outstanding Amount.

     (b) Mandatory. (i) Unless previously terminated, the Revolving Credit Commitments shall terminate in their entirety on the Revolving Credit Termination Date.

            (ii) On each Excess Cash Flow Payment Date, the Revolving Credit Commitments shall be permanently reduced by an amount equal to the sum of
     (A) the amount of Excess Cash Flow used to repay the Revolving Credit Loans in accordance with Section 2.04(c)(ii), 2.04(c)(iii) and (B) the excess, if any of 50% of the related Excess Cash Flow over the aggregate outstanding principal amount of the Loans on such Excess Cash Flow Payment Date.

            (iii) If a Reduction Event shall occur, the Revolving Credit Commitments shall be permanently reduced by an amount equal to the sum of
     (A) the amount of Net Cash Proceeds of such Reduction Event used to repay the Revolving Credit Loans in accordance with Section 2.04(c)(i) and (B) the excess, if any, of the amount of such Net Cash Proceeds over the then aggregate outstanding principal amount of the Loans. Such reduction shall be effective as of the date the related prepayment of Loans is made (or is or would be required to be made) pursuant to Section 2.04(c).

            (iv) Unless previously reduced to the same or a lesser amount, the Revolving Credit Commitments shall be ratably reduced to the aggregate amount of $35,000,000 on the Conversion Date, automatically and without further action by any party to this Agreement.

     Section 2.09. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 211, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans of any Class or (ii upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans of any Class, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment; provided that the Borrower may prepay the aggregate outstanding principal amount of all Revolving Credit Loans, regardless of the principal amount thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

     (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and LC Reimbursement Obligations and each payment of fees hereunder (other than fees payable directly to the LC Issuing Banks) not later than 1:00 P.M. (Kansas City time) on the date when due, in Federal or other funds immediately available in Kansas City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or LC Reimbursement Obligations or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, prepay, convert or continue any

Euro-Dollar Loan after notice has been given to any Bank in accordance with
Section 2.03(a), 2.04(c), 2.06(c) or 2.09(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by a Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense (showing in reasonable detail the calculation thereof), which certificate shall be conclusive in the absence of manifest error.

     Section 2.12. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.13. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest for the account of any Bank at a rate exceeding the maximum rate permitted without penalty by applicable law to be charged by such Bank.

     (b) Notwithstanding the foregoing, if any interest in excess of the maximum amount allowed by applicable usury laws is contracted for, charged, taken, reserved, or received for the account of any Bank at any time in connection with this Agreement or its Note under any circumstances whatsoever, then any such excess interest shall be canceled automatically and shall not be collectible or collected, and if paid shall be credited to the unpaid principal balance of such Bank's Note or refunded to the Borrower at the option of such Bank. It is further agreed that all calculations of interest contracted for, charged, taken, reserved, or received for the account of any Bank in connection with this Agreement or its Note, for the purpose of determining whether the rate of interest contracted for, charged, taken, reserved, or received exceeds the maximum rate of interest allowed under all applicable usury laws, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, spreading, and allocating in equal parts over the full term of this Agreement and the Notes (including without limitation all prior and future renewals and extensions), all interest at any time contracted for, charged, taken, reserved, or received for the account of such Bank in connection with this Agreement and its Note.

     (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.05, would be less than the maximum amount permitted without penalty by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause
(b) of this Section.

     (d) In the event that maturity of the Loans is accelerated for any reason, or in the event of any required or permitted prepayment of the Loans in full, then such consideration that constitutes interest payable for the account of any Bank shall never include more than the maximum amount allowed without penalty by applicable law to be charged by such Bank, and excess interest, if any, payable for the account of such Bank pursuant to its Notes, this Agreement or otherwise shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Loans of such Bank (or if such Loans would thereby be paid in full, refunded by such Bank to the Borrower).

     Section 2.14. Notes. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular Type or Class be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant Type or Class. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Promptly after it receives each Bank's Note pursuant to Section 3.01, the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.15. Letters of Credit. (a) Issuance. Each LC Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue letters of credit hereunder at the request of the Borrower from time to time prior to the date that is 30 days before the Revolving Credit Termination Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Banks as provided in this subsection:

          (i)    the Aggregate LC Exposure shall not exceed $5,000,000;

          (ii) in the case of each Bank, its Outstanding Revolving Credit Amount shall not exceed its Revolving Credit Commitment; and

          (iii) the Total Revolving Outstanding Amount shall not exceed the aggregate Revolving Credit Commitments as in effect at the date of issuance.

Whenever an LC Issuing Bank issues a Letter of Credit hereunder, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation (on the terms specified in this Section) in such Letter of Credit equal to such Bank's Revolving Commitment Percentage thereof.

     (b) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least five Domestic Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby, including whether such Letter of Credit is a Construction Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof.

     (c) Conditions to Issuance. No LC Issuing Bank shall issue any Letter of Credit unless:

          (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank,

          (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested,

          (iii) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in Section 2.15(a) will not be exceeded immediately after such Letter of Credit is issued and

          (iv) such LC Issuing Bank shall not have been notified in writing by the Borrower or the Administrative Agent expressly to the effect that any condition specified in clause 3.02(c), 3.02(d) or 3.02(e) is not satisfied at the time such Letter of Credit is to be issued or, if such Letter of Credit is a Construction Letter of Credit, that any condition in Section
     3.03 is not satisfied at the time such Construction Letter of Credit is to be issued.

     (d) Notice of Actual Issuance. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall notify the Administrative Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof and the amount of such Bank's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank shall send a copy of such Letter of Credit to the Administrative Agent.

     (e) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Revolving Credit Termination Date. Subject to the preceding sentence, each Letter of Credit shall expire on or before the first anniversary of the date of its issuance; provided that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

     (f) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended (or the last day on which notice can be given to prevent such extension) and the date to which it is to be extended. Promptly after it receives such notice, the Administrative Agent shall notify each Bank of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if:

          (i)    such extension does not comply with Section 2.15(e) or

          (ii) such LC Issuing Bank shall have been notified by the Borrower or the Administrative Agent expressly to the effect that any condition specified in clause 3.02(c), 3.02(d) or 3.02(e) is not satisfied at the time of such proposed extension.

If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Banks, the relevant LC Issuing Bank shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Bank thereof.

     (g) Drawings. If an LC Issuing Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date of such payment (an "LC PAYMENT DATE") and
(ii) make such payment in accordance with the terms of such Letter of Credit.

     (h) Reimbursement by the Borrower. (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for such amount, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which such LC Issuing Bank notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 11:00 A.M. (Kansas City time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC REIMBURSEMENT DUE DATE").

          (ii) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at the Base Rate for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this Section 2.15(h), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day.

          (iii) Each payment by the Borrower pursuant to this Section 2.15(h) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to
     Section 9.01.

     (i) Payments by Banks. (i) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the relevant LC Issuing Bank may notify the Administrative Agent of the unreimbursed amount and request that the Banks reimburse such LC Issuing Bank for their respective Revolving Commitment Percentages thereof. Promptly after it receives any such notice, the Administrative Agent shall notify each Bank of the unreimbursed amount and such Bank's Revolving Commitment Percentage thereof. Upon receiving such notice from the Administrative Agent, each Bank shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 9.01, an amount equal to such Bank's Revolving Commitment Percentage of such unreimbursed amount, in Federal or other funds immediately available to such LC Issuing Bank, by 2:00 P.M. (Kansas City time) (A) on the day such Bank receives such notice if it is received at or before 12:00 Noon (Kansas City time) on such day or (B) on the next Domestic Business Day if such notice is received after 12:00 Noon (Kansas City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Bank's Revolving Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

          (ii) If any Bank fails to pay when due any amount to be paid by it pursuant to clause (i) of this subsection, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% plus the Base Rate for such day.

          (iii) If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Bank shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection, such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Bank its Revolving Commitment Percentage thereof, including interest, to the extent received by such LC Issuing Bank.

     (j) Exculpatory Provisions. The obligations of the Borrower and the Banks under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Bank may have or have had against any LC Issuing Bank, any Bank, any beneficiary of any Letter of Credit or any other Person. The

Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Banks, the Administrative Agent and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section shall not be excused or affected by, among other things, unless resulting solely from the gross negligence or willful misconduct of such LC Issuing Bank as finally determined by a court of competent jurisdiction, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank in connection with any Letter of Credit and the related drafts and documents, unless such action shall be finally determined by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such LC Issuing Bank, shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Bank under any liability to the Borrower. Notwithstanding the foregoing, the provisions of this subsection shall not relieve any LC Issuing Bank from responsibility for its own gross negligence or willful misconduct.

     (k) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Administrative Agent (collectively, the "LC INDEMNITEES") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrower shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

     (l) Indemnification by Banks. The Banks shall, ratably in proportion to their Revolving Commitment Percentages, indemnify each LC Issuing Bank (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that such LC Issuing Bank may suffer or incur in connection with this Section or any action taken or omitted by it under this Section; provided that the Banks shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) its own gross negligence or willful misconduct, (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) its failure to comply with Section 2.15(e), (iv) its liabilities under any Letter of Credit issued by it in contravention of clause 2.15(c)(iii) (to the extent that the limitations referred to therein were in fact exceeded) or clause 2.15(c)(iv) or (v) its liabilities under any Letter of Credit extended (or allowed to be automatically extended) by it in contravention of clause 2.15(f)(ii).

     (m) Liability for Damages. Nothing in this Section shall preclude the Borrower or any Bank from asserting against any LC Issuing Bank any claim for damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank or (ii) such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

     (n) Dual Capacities. In its capacity as a Bank, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Bank.

     (o) Information to be Provided to Administrative Agent. Each LC Issuing Bank shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Banks under Section 2.07.

     Section 2.16. Registry. The Administrative Agent shall maintain a register (the "Register") on which it will record the Revolving Credit Commitments of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any

Bank, the assignment or other transfer of the Revolving Credit Commitments of such Bank and the rights to the principal of, and interest on, any Loan made and
Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.06(c). The registration of assignment or other transfer of all or part of any Revolving Credit Commitments, Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.06(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Revolving Credit Commitments and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of any Obligor under the Loan Documents.


                                   ARTICLE 3

                                  Conditions

     Section 3.01. Closing Date. The Closing Date shall occur on the first date on which all the following conditions have been satisfied (or waived in accordance with Section 9.05:

          (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank dated on or before the Closing Date and complying with the provisions of Section 2.14;

          (c) receipt by the Administrative Agent of duly executed counterparts of the Subsidiary Guarantee and of each Collateral Document set forth in
     Schedule 3.01, together with evidence reasonably satisfactory to it of the effectiveness of the security contemplated thereby and the perfection of the Liens created thereunder, and of the policy of title insurance, title commitment, and other documents referred to in Section 5.26;

          (d) receipt by the Administrative Agent of the opinions of Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Obligors, and Crowe & Dunlevy, Oklahoma counsel for the Obligors, substantially in the forms of Exhibits F-1 and F-2 hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit G hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f) receipt by the Administrative Agent of all fees and other amounts (including, without limitation, legal fees and expenses, title premiums, survey charges and recording taxes and fees) payable to it in connection with the Loan Documents;

          (g) all necessary anti-trust and other governmental, shareholder and third party consents and approvals necessary or reasonably desirable in connection with the Project and the transactions contemplated hereby shall have been obtained and all applicable waiting periods shall have expired without any action to affect the Project or the transactions contemplated hereby;

          (h) there shall not be any pending or, to the best of the Borrower's knowledge, threatened litigation or proceeding against the Borrower or any of its Subsidiaries or affiliates, or otherwise relating to the Project, which seeks to enjoin or challenge the Project or the financing contemplated hereby or which could reasonably be expected in the Banks' judgment to have a Material Adverse Effect;

          (i) receipt by the Administrative Agent of evidence of insurance maintained by the Borrower and its Subsidiaries reasonably satisfactory to the Banks;

          (j) receipt by the Administrative Agent of evidence reasonably satisfactory to it that (i) all outstanding Debt and other obligations owed by the Borrower have been paid in full, all commitments with respect thereto have been terminated and all Liens securing such obligations and all

     Guarantees thereof have been released and (ii) all Guarantees given by the Borrower shall have been released and (iii) on the Closing Date, immediately after giving effect to the borrowings to be made hereunder, the Borrower and its Subsidiaries shall have no Debt outstanding other than the Loans except, in each case, for the Debt set forth in Schedule 5.10; and

          (k) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of each Obligor, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

     Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of any LC Issuing Bank to issue (or extend or allow an extension of the expiry date of) any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a)  the Closing Date shall have occurred on or before July 31, 1998;

          (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, or receipt by the relevant LC Issuing Bank of a notice of proposed issuance or extension as required by Section 2.15(b) or 2.15(f), as the case may be;

          (c) immediately after such Borrowing or issuance or extension, as the case may be, the Total Revolving Outstanding Amount does not exceed the aggregate Revolving Credit Commitments as in effect at the date of such Borrowing or issuance, as the case may be;

          (d) immediately before and after such Borrowing or issuance or extension of a Letter of Credit, no Default shall have occurred and be continuing; and

          (e) the representations and warranties of the Obligors contained in the Loan Documents shall be true in all material respects on and as of the date of such Borrowing or issuance or extension of a Letter of Credit.

Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or extension of a Letter of Credit as to the facts specified in the foregoing clauses 3.02(d) and 3.02(e).

     Section 3.03. Construction Borrowings and Construction Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Construction Borrowing or of any LC Issuing Bank to issue a Construction Letter of Credit is subject to the satisfaction of the following additional conditions:

          (a) the Borrower shall have invested an amount equal to the Other Financing Proceeds in the Project in a manner reasonably satisfactory to the Administrative Agent;

          (b) the Administrative Agent shall have received, not more than forty-five (45) days prior to the Notice of Borrowing for such Construction Borrowing or prior to the notice of issuance of a Construction Letter of Credit in accordance with Section 2.15(b), the certificate described in
     Section 5.01(l);

          (c) the balance of the Loans yet to be advanced by the Bank Parties, together with any additional amounts deposited by the Borrower with the Administrative Agent pursuant to Section 5.28 shall at least equal the actual sum which will be required to complete construction of the Project in accordance with the Plans and Specifications as most recently estimated by the Inspecting Engineer in the certificate delivered in accordance with
     Section 3.03(b);

          (d) the Title Company shall have issued not more than ninety (90) days prior to the date of the Notice of Borrowing (i) a bring down of title showing title to the Real Property to be vested in the Borrower and no exceptions to the title of the Real Property other than Liens permitted under this Agreement and (ii) a commitment to insure the priority of the lien of the Mortgage, subject only to exceptions previously approved by the Administrative Agent in writing, for the full amount of each Loan or Letter of Credit and all previous Loans made or Letters of Credit issued by the Bank Parties to the Borrower pursuant to this Agreement;

          (e) upon the reasonable request of the Administrative Agent, the Borrower shall have furnished the Administrative Agent lien waivers executed by the Construction Manager pursuant to the General Construction Contract (at such times and in such form required by the General Construction Contract) certifying that the Construction Manager has received payment in full of all monies owed to the Construction Manager, and lien waivers executed by each Major Subcontractor engaged in the construction of the Project on behalf of the Construction Manager or the Borrower certifying that each such Major Subcontractor has received payment in full of all monies owed to each such Major Subcontractor by the Construction Manager or the Borrower; and

          (f) upon the reasonable request of the Administrative Agent, the Borrower shall have furnished the Administrative Agent with copies of all material certificates, authorizations, permits and licenses which are required to permit the construction and completion of the Project, as issued by the appropriate governmental authorities.

Each Construction Borrowing and each issuance or extension of a Construction Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Construction Borrowing or issuance or extension of a Construction Letter of Credit as to the facts specified in the foregoing clauses 3.03(a), 3.03(c) and 3.03(d).

All conditions and requirements of this Agreement relating to the obligations of the Bank Parties to make Loans are for the sole benefit of the Bank Parties, the Syndication Agent and the Administrative Agent and no other person or party (including, without limitation, the Construction Manager and subcontractors and materialmen engaged in the construction of the Project) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower as a condition precedent to the Bank Parties' obligations under this Agreement.


                                   ARTICLE 4

                        Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01.  Corporate Existence and Power.   Each Obligor is a
corporation duly incorporated or a partnership duly formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has all powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the

Loan Documents to which it is a party are within its corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, require no action by or in respect of, or, except for Uniform Commercial Code filings in connection with the Collateral Documents and the recordation of the Mortgage, filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or partnership agreement of any Obligor or, except where a Material Adverse Effect could not reasonably be expected to result, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than the Lien created by the Collateral Documents).

     Section 4.03. Binding Effect; Liens Enforceable. (a) Each Loan Document (other than the Notes) constitutes a valid and binding agreement of the Obligor party thereto, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     (b) The Collateral Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens (other than Liens not securing Debt which rank senior to such security interests and mortgage Liens by operation of law). Each of the representations and warranties made by each Obligor in the Collateral Documents is true and correct in all material respects.

     Section 4.04. Financial Information. (a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) Since June 30, 1997, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties, liabilities or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.05. Litigation. Except as disclosed on Schedule 4.05, there is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of any Loan Document.

     SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 4.12 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.07. Environmental Matters. To the best of the Borrower's knowledge, (a) except (x) as disclosed on Schedule 4.07 or (y) to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole, relating to the matters referred to in clauses (i) through (vi) below could not reasonably be expected to exceed in the aggregate $1,000,000:

               (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrower's knowledge, threatened by any governmental or other entity relating to the Borrower or any Subsidiary and relating to or arising out of any Environmental Law;

               (ii) there are no liabilities of the Borrower or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability;

               (ii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at any property now or previously owned, operated or leased by the Borrower or any Subsidiary in violation of Environmental Laws or in a condition which has given, or would reasonably be expected to give, rise to an Environmental Liability;

               (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, operated or leased by the Borrower or any Subsidiary in violation of Environmental Laws or in a manner that has given, or would reasonably be expected to give, rise to an Environmental Liability;

               (v) no property now or previously owned, leased or operated by the Borrower or any Subsidiary nor, to the knowledge of Borrower, any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

               (vi) the Borrower and its Subsidiaries are in compliance with all Environmental Laws and have obtained and are in compliance with all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of the Borrower or any Subsidiary as currently conducted.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted in the last 2 years in the possession or control of the Borrower or any Subsidiary in relation to the current or prior business of the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, which has not been delivered to the Administrative Agent at least five days prior to the date hereof.

          (c) For purposes of this Section, the terms "Borrower" and "Subsidiary" shall include any business or business entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

     SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for any taxes not yet due and payable or except to the extent that any such assessment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

     SECTION 4.09. Subsidiaries. The Borrower has no Material Subsidiaries other than the Subsidiary Guarantors. Neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

     SECTION 4.10. No Regulatory Restrictions on Borrowing. No Obligor is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur or guarantee debt.

     SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified; provided that, with respect to information consisting of statements, estimates and projections regarding the future performance of the Borrower and its Subsidiaries (collectively, the "PROJECTIONS"), no representation, warranty or covenant is made other than that the Projections have been (and, in the case of Projections furnished after the date hereof, will be) prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its Obligations under the Loan Documents.

     SECTION 4.12. Year 2000. Any reprogramming required to permit the proper functioning, in and following year 2000, of the Borrower's computer systems and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year

2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

                                   ARTICLE 5

                                   Covenants

     The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

     SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent in sufficient quantities for the Banks:

          (a) as soon as available and in any event within 96 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth, in comparative form the figures for the previous Fiscal Year, all reported on without material qualification by Arthur Andersen LLP or other independent public accountants of nationally recognized standing; provided that as long as the Borrower is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the provision by the Borrower of its annual report on Form 10-K which includes consolidated financial statements of the Borrower and its Consolidated Subsidiaries, as filed with the SEC pursuant to the Securities Exchange Act of 1934, shall be deemed to satisfy the Borrower's obligation under this subsection;

          (b) as soon as available and in any event within 51 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of income for such Fiscal Quarter and the related consolidated statements of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income and cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer; provided that as long as the Borrower is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the provision by the Borrower of its quarterly report on Form 10-Q which includes consolidated financial statements of the Borrower and its Consolidated Subsidiaries, as filed with the SEC pursuant to the Securities Exchange Act of 1934, shall be deemed to satisfy the Borrower's obligation under this subsection;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the Borrower's chief financial officer, treasurer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.10 to 5.17, inclusive, on the date of such financial statements and (ii stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements in the form prescribed by generally accepted auditing standards stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above for each Fiscal Year commencing after the Conversion Date, a certificate of the Borrower's chief financial officer, treasurer or chief accounting officer setting forth in reasonable detail the calculation of Excess Cash Flow for such Fiscal Year;

          (f) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer, treasurer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (g) promptly after the mailing thereof to the Borrower's stockholders, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto) and periodic reports filed by the Borrower with the SEC;

     (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (j) within thirty (30) days after the completion of the Project, the originals or copies of all permanent certificates of occupancy and all other material certificates, licenses, consents and other approvals of the governmental authorities, and of the appropriate Board of Fire Underwriters, if any, or other similar body, if any, acting in and for the locality in which the Real Property is situated which are required for the use and occupancy of the Project;

          (k) from time to time upon the reasonable request of the Administrative Agent but not more often than once each month any of the following: (i) the names of all Major Subcontractors with whom the Borrower or the Construction Manager has contracted or intends to contract for the construction of the Project or the furnishing of labor or materials in connection therewith, (ii) a list of all unpaid bills for labor and materials from Major Subcontractors with respect to construction of the Project, (iii) a schedule of Direct Construction Costs and Other Construction Costs incurred as of such date and budgets of the Borrower and revisions thereof showing estimated Direct Construction Costs and Other Project Costs and other costs and expenses to be incurred in connection with the completion of construction of the Project, (iv) lien waivers, receipted bills or other evidences of payment of all Direct Construction Costs, Other Project Costs and other costs and expenses incurred in connection with the construction of the Project and any other costs and expenses relating to the Real Property, and (v) such other information relating to the Borrower, the Project, the Construction Manager or other person or party connected with the Borrower, the Secured Obligations, the construction of the Project or any collateral for the Loans or other source of repayment of the Secured Obligations;

          (l) on or about the date of the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the Inspecting Engineer based upon an on-site inspection of the Project made by the Inspecting Engineer not more than thirty (30) days prior to the date of such certificate, in which the Inspecting Engineer shall (i) certify, to the best estimation of the Inspecting Engineer, that (A) the portion of the Project completed as of the date of such inspection has been completed substantially in accordance with the Plans and Specifications and
     (B) based upon available information at the time of certification, the Project can be 90% completed by the Conversion Date and in no event later than six months after the Conversion Date and (ii) state, to the best estimation of the Inspecting Engineer, (w) the percentage of construction of the Project completed as of the date of such inspection on the basis of work in place as part of the Project and the Direct Costs Schedule, (x) Direct Construction Costs actually incurred for work in place as part of the Project as of the date of such inspection, (y) the actual sum necessary to complete construction of the Project in accordance with the Plans and Specifications and (z) the amount of time from the date of such inspection which will be required to complete construction of the Project in accordance with the Plans and Specifications; and

          (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(g) or 5.01(h) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without separate charge; provided that the Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b), 5.01(g) or 5.01(h) to the Administrative Agent for delivery to any Bank which requests such delivery.

     SECTION 5.02. Payment of Obligations. The Borrower (i) will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien, other than inchoate Liens for obligations not yet due), except where the same are contested in good faith by appropriate proceedings, and (ii) will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of Schedule 5.03, (ii) public liability insurance (including products/completed operations liability coverage) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule 5.03, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Banks may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing.

     (c) On or prior to the Closing Date, the Borrower shall cause the Administrative Agent to be named as an additional insured and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section; provided that the Administrative Agent shall not be named loss payee on insurance maintained in respect of the Real Property prior to the completion of Project construction. The Borrower will deliver to the Administrative Agent (i) on the Closing Date, a certificate from the Borrower's insurance broker dated such date showing the amount of coverage as of such date, (ii) upon the request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

     (d) Any proceeds in excess of $1,000,000 from any Property Insurance Policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation in excess of $1,000,000, shall be paid to the Administrative Agent to be held, applied or released for application in accordance with Section 5 of the Borrower Security Agreement and each Property Insurance Policy shall provide that all insurance proceeds in excess of $1,000,000 per claim which are payable to the insured shall be adjusted with and payable to the Administrative Agent; provided that so long as no Event of Default has occurred and is continuing, no claim shall be adjusted or settled without the consent of the Borrower or the applicable Subsidiary. The Borrower hereby appoints the Administrative Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under Property Insurance Policies.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit any merger or consolidation expressly permitted by
Section 5.07.

     SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

     SECTION 5.07. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person; provided that the Borrower or any of its Subsidiaries may merge with another Person if:

          (i) the Borrower or a wholly-owned Consolidated Subsidiary is the corporation surviving such merger;

          (ii) the person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged (any such person, the "Successor"), shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each of the Banks, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Notes and the performance of the other obligations under this Agreement and the Notes on the part of the Borrower to be performed or observed, as fully as if such Successor were originally named as the Borrower in this Agreement;

          (iii) after giving effect to such merger, no Default shall have occurred and be continuing; and

          (iv) the Borrower has delivered to the Administrative Agent a certificate on behalf of the Borrower signed by a financial officer and an opinion of counsel (which counsel may be an employee of the Borrower), each stating that all conditions provided in this Section 5.07 relating to such transaction have been satisfied.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief executive officer or the chief financial officer of the Borrower as of the date of the sale of such asset or of the agreement with respect to the sale of such asset), (ii) the consideration therefor consists solely of cash and (iii) after giving effect thereto, the aggregate fair market value of the assets disposed of in all Asset Sales during any Fiscal Year ended after the Closing Date would not exceed $5,000,000.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower to finance the Project, to refinance amounts outstanding under an existing NationsBank, N.A. line of credit and for working capital purposes. With respect to the Project, such proceeds shall be used (i) for direct construction costs incurred by the Borrower in connection with the construction of the Project (hereinafter referred to as "DIRECT CONSTRUCTION COSTS"), as itemized in the schedule of direct costs (referred to as the "DIRECT COSTS SCHEDULE"), as the same may be revised from time to time after the date hereof, and (ii) for costs, other than Direct Construction Costs, incurred by the Borrower in connection with the Loan or the construction of the Project (referred to as "OTHER PROJECT COSTS"), as itemized in a schedule (referred to as the "SCHEDULE OF OTHER PROJECT COSTS"), as the same may be revised from time to time after the date hereof. Neither any proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a)  Liens created under the Collateral Documents;

          (b) Permitted Encumbrances (as defined in any Mortgage) on the Real Property covered thereby;

          (c) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (d) any Lien on any asset that has been financed with the proceeds of Debt permitted by Section 5.10(c) and securing such Debt; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition of such asset; and provided further that the aggregate principal amount of Debt secured by Liens permitted by this clause (d) incurred during any Fiscal Year shall not exceed $2,500,000;

          (e) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens shall at no time exceed $5,000,000;

          (f) Liens in existence on the Closing Date and identified in Schedule 5.09;

          (g) Liens not permitted by the foregoing clauses arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $5,000,000; and

          (h) Liens not permitted by the foregoing clauses securing Debt in an aggregate principal amount at any time outstanding not to exceed $2,500,000.

     SECTION 5.10. Limitation on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

     (a)  Debt under the Loan Documents;

     (b)  intercompany Debt owing to any Obligor;

     (c) Capital Lease Obligations and other Debt the proceeds of which are applied to finance the cost of acquisition of any asset; provided that such Debt is incurred concurrently or within 90 days after the acquisition of such asset; and provided further that the aggregate outstanding principal amount of Debt permitted by this clause shall not exceed (i) prior to the first anniversary of the Conversion Date, $10,000,000 and (ii) on and after the first anniversary of the Conversion Date, 50% of the then applicable cumulative limitation on Investments and Business Acquisitions specified in Section 5.18;

     (d)  Debt outstanding on the Closing Date and identified in Schedule 5.10;

     (e)  the Subordinated Notes;

     (f) Debt of the Borrower not permitted by the foregoing clauses in an aggregate principal amount at any time outstanding not to exceed $5,000,000; and

     (g) other unsecured Debt of the Borrower, (i) incurred with the prior approval of the Required Banks and (ii) the Net Cash Proceeds of which are applied in accordance with Sections 2.04(c) and 2.08(b).

     SECTION 5.11. Debt to EBITDA. At any date during each period set forth below, the ratio of (i) Consolidated Net Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date will not exceed the ratio set forth below opposite such period:

-------------------------------------------------------
               Period                        Ratio
-------------------------------------------------------
     6/30/98 - 9/29/99             4.00:1
-------------------------------------------------------
     9/30/99 - 9/29/2000           4.50:1
-------------------------------------------------------
     9/30/2000 - 9/29/2001         4.00:1
-------------------------------------------------------
     9/30/2001 - 9/29/2002         3.00:1
-------------------------------------------------------
     9/30/2002 and thereafter      2.50:1
-------------------------------------------------------

     SECTION 5.12. Interest Coverage Ratio. At the end of each Fiscal Quarter ending during each period set forth below, the Interest Coverage Ratio will not be less than the ratio set forth below opposite such period:

-------------------------------------------------------
               Period                        Ratio
-------------------------------------------------------
     9/30/98 - 12/31/99            2.00:1
-------------------------------------------------------
     3/31/2000 - 9/30/2000         1.75:1
-------------------------------------------------------
     12/31/2000  - 6/30/2002       2.00:1
-------------------------------------------------------
     9/30/2002 and thereafter      2.50:1
-------------------------------------------------------

     SECTION 5.13. Minimum EBITDA. At the last day of each Fiscal Quarter ending during each period set forth below, Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended shall not be less than the amount set forth below opposite such period:

-------------------------------------------------------
     Period                        Amount
-------------------------------------------------------
     9/30/98 - 6/30/99             $30,000,000
-------------------------------------------------------
     9/30/99 - 6/30/2000           $35,000,000
-------------------------------------------------------
     9/30/2000 - 6/30/2001         $40,000,000
-------------------------------------------------------

-------------------------------------------------------
     9/30/2001 and thereafter    $45,000,000
-------------------------------------------------------

     SECTION 5.14. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than an amount equal to the sum of (i) $69,915,200 and (ii) an amount equal to 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for each Fiscal Quarter ending after March 31, 1998 but before the date of determination, in each case, for which such consolidated net income is positive (but with no deduction on account of negative consolidated net income for any Fiscal Quarter) plus (iii) 90% of the amount by which Consolidated Net Worth is increased after March 31, 1998 as a result of the issuance and sale of capital stock of the Borrower or the conversion or exchange of Debt of the Borrower into capital stock of the Borrower.

     SECTION 5.15. Limitation on Capital Expenditures. At the end of each Fiscal Year, Consolidated Capital Expenditures (exclusive of (i) the Project,
(ii) the current expansion of the Duke-Oklahoma Plant, which includes the purchase of 80 railcars in connection therewith, and (iii) major rebuilds of the facilities of the Borrower in an aggregate cumulative amount of $10,000,000 at any date on or prior to the Conversion Date and $30,000,000 thereafter) for such Fiscal Year shall not exceed $15,000,000; provided that, to the extent Consolidated Capital Expenditures for any Fiscal Year are less than the amount set forth above opposite such Fiscal Year, the difference may be carried forward for the immediately succeeding Fiscal Year (but not to any subsequent Fiscal
Year) and, for this purpose, Consolidated Capital Expenditures in such immediately succeeding Fiscal Year shall be applied first, to the specified amount for such Fiscal Year and second, to any such carry-forward amount.

     SECTION 5.16. Lease Payments. Neither the Borrower nor any Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease (excluding capital leases) with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of three years or more if, immediately after giving effect thereto, the aggregate amount of minimum lease payments for which the Borrower and its Subsidiaries are liable will exceed $750,000 for any Fiscal Year under all such leases (excluding capital leases).

     SECTION 5.17. Restricted Payments; Voluntary Prepayments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment or voluntary prepayment of any Debt (excluding Loans outstanding under this Agreement); provided that, so long as immediately before and after giving effect to any such payment, no Default has occurred and is continuing, the Borrower may

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

pay cash dividends and/or redeem stock in aggregate amounts of not more than (i) $5,300,000 in each Fiscal Year ending on or before the Conversion Date, (ii) $5,500,000 in each of the first and second Fiscal Years ending after the Conversion Date, (iii) $6,000,000 in each of the third and fourth Fiscal Years ending after the Conversion Date and (iv) thereafter, without limitation as to amount; provided further that on the Closing Date the Borrower may (and shall) prepay amounts outstanding under the existing NationsBank, N.A. line of credit.

     SECTION 5.18. Investments and Acquisitions. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person or make any Business Acquisition other than:

          (a)  Investments in Obligors;

          (b)  Temporary Cash Investments;

          (c) other Investments and Business Acquisitions in an aggregate unrecovered amount at any time not greater than the excess, if any, of (i) 50% of Excess Cash Flow for the period from June 30, 1998 through and including the Fiscal Quarter most recently ended at or prior to such time (treated for this purpose as a single accounting period) over (ii) the aggregate amount of Restricted Payments made during such period (other than Restricted Payments permitted under Section 5.17 hereof); and

          (d) other Investments and Business Acquisitions in aggregate cumulative amounts not exceeding (i) $15,000,000 on or prior to the Conversion Date; (ii) $20,000,000, on or prior to the first anniversary of the Conversion Date; (iii) $25,000,000, on or prior to the second anniversary of the Conversion Date; (iv) $30,000,000, on or prior to the third anniversary of the Conversion Date; and (v) $35,000,000 thereafter.

     SECTION 5.19. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any Investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect, any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate.

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     Section 5.20. Environmental Matters.  The Borrower will promptly give to the Administrative Agent notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Borrower becomes aware of, (i) the existence or alleged existence of (x) a violation of any applicable Environmental Law in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or (y) any Environmental Liability, (ii) any discharge, disposal, dumping, injection, pumping, deposit, spill, leak, emission or release at, on or under such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case which is reasonably likely to result in the incurrence by the Borrower or any of its Subsidiaries of liabilities or expenses in excess of $500,000.

     Section 5.21. Limitation on Restrictions Affecting the Borrower and Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person (other than (x) the Loan Documents, (y) agreements with respect to Debt secured by a Lien permitted under
Section 5.09(d) containing restrictions on the ability to transfer or grant Liens on the asset securing such Debt and (z) restrictions existing as of the Closing Date and set forth in Schedule 5.21) which (i) prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (ii) prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired as security for the obligations of the Borrower under the Loan Documents; provided that the Borrower or any of its Subsidiaries may enter into contracts containing usual and customary clauses prohibiting the assignment of such contracts without the consent of the other parties to such contracts.

     Section 5.22. Fiscal Year. The Borrower will not change its Fiscal Year from a fiscal year ending June 30.

     Section 5.23. Material Contracts. There shall be no termination of any material license or contract by a party to such license or contract other than the Borrower or any of its Subsidiaries for reasons of a breach of such license or contract by the Borrower or such Subsidiary (or for reasons of a failure of performance by the Borrower or such Subsidiary, which is not excused by force majeure), if such terminated license or contract is not replaced by the Borrower or such Subsidiary.

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

     Section 5.24. Title Insurance; Surveys. (a) On the Closing Date, the Borrower will furnish the Administrative Agent with an ALTA extended coverage lender's policy of title insurance in an aggregate amount of $90,000,000 insuring the Mortgage as a valid, enforceable first Lien on the Borrower's interest in the Real Property covered thereby, subject only to Permitted Encumbrances (as defined in such Mortgage). Prior to the Closing Date, the Borrower shall furnish a title commitment for such policy to the Administrative Agent, together with legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Administrative Agent, and shall be issued by Old Republic Title Insurance Company. Attached to the policy shall be any and all endorsements reasonably required by the Administrative Agent and available in the relevant jurisdiction, including, but not limited to (i) an endorsement ensuring that the lien of the Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the relevant jurisdiction, (ii) a revolving credit endorsement, and (iii) an endorsement deleting the so-called "doing business" exclusion.

     (b) On or before the Closing Date, the Borrower shall deliver to the Administrative Agent the Preliminary Survey. The Borrower shall deliver to the Administrative Agent (i) a foundation survey within thirty (30) days after completion of the foundation of the building and other improvements, (ii) an as-built survey complying with minimum ALTA standards within thirty (30) days after the completion of the building and other improvements, and (iii) any additional surveys reasonably requested or required by the Administrative Agent, the Inspecting Engineer or the Title Company within fifteen (15) days after request, it being agreed that any change in the state of facts shown in any such updated survey shall be subject to approval by the Administrative Agent and the Inspecting Engineer, such approval not to be unreasonably withheld. Upon the delivery of the as-built survey as described in clause (ii) above, the Borrower shall cause to be delivered to the Administrative Agent the following endorsements to the title policies referred to in subsection (a): (w) a comprehensive endorsement covering restrictions and other matters, (x) an endorsement ensuring that the Real Property has access to a dedicated public street, (y) a survey and "same as" endorsement, and (z) a contiguity endorsement.

     Section 5.25. Landlord and Warehouseman Waivers. The Borrower shall use its reasonable best efforts to deliver to the Administrative Agent waivers or subordinations of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which the Borrower or any Subsidiary is a party; provided that the Borrower will use its reasonable best efforts to include in such agreements such

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waivers or subordinations when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Borrower will use its reasonable best efforts to obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Borrower or any Subsidiary.

     Section 5.26. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Guarantor to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time request, which may be necessary in the reasonable judgment of the Administrative Agent from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents. Without limiting the generality of the foregoing, on or after the date on which the aggregate outstanding principal amount of the Loans first exceeds $50,000,000, the Borrower will, and will cause each Subsidiary Guarantor to, (i) enter into any additional Collateral Documents which may be necessary or desirable in order to grant perfected first priority Liens on and security interests in all of the Collateral Assets to secure its obligations under the Loan Documents to which it is a party, and will deliver such certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section and (ii) upon request, with respect to any real properties which become Collateral Assets after the Closing Date, provide the Administrative Agent with environmental assessments, title commitments, surveys and other similar documents relating to such real properties, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Any title policy delivered pursuant to this Section shall be in form and substance substantially similar to the policy delivered for the Project.

     (b) To the extent permitted by law, all costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees, fees and expenses of environmental consultants and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

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

     (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

     (d) The Borrower will cause each Person which becomes a U.S. Subsidiary and a Material Subsidiary after the Closing Date (i) to become a party to the Subsidiary Guarantee as guarantor by executing a supplement thereof in form and substance reasonably satisfactory to the Administrative Agent and (ii) to enter into a Security Agreement and any other agreements as may be necessary or desirable in order to grant perfected first priority security interests upon all of its Collateral Assets to secure its obligations under the Subsidiary Guaranty (except for those assets subject to pre-existing Liens). In addition, the Borrower will pledge, or cause to be pledged, pursuant to a Pledge Agreement, all of the capital stock or other equity interests of such Subsidiary owned directly or indirectly by the Borrower. The Borrower shall cause each such Subsidiary to take such actions as may be necessary or desirable to effect the foregoing within 45 days after such Subsidiary is acquired, including without limitation causing such Subsidiary to (x) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements and Security Agreement and other documents creating security interests and (y) deliver such certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Borrower's obligations under this Section.

     (e) The covenants set forth in this Section do not affect any limitation imposed by Article 5 of this Agreement on the ability of the Borrower or any of its Subsidiaries to acquire or form any new Subsidiaries.

     Section 5.27. Amendments to Subordinated Notes. The Borrower will not enter into any amendment or waiver of any terms of the Subordinated Notes without the prior written consent of the Required Banks.

     Section 5.28. Matters Relating to Project.   (a) The Borrower has submitted
to the Inspecting Engineer a set of plans and specifications for the Project prepared by the Architect/Engineer (referred to as the "PLANS AND SPECIFICATIONS"). The Borrower represents and warrants to the Administrative Agent that the Plans and Specifications have been submitted to the Construction Manager, and the Construction Manager has agreed to perform its obligations under the General Construction Contract in a manner consistent with the requirements of the Plans and Specifications. The Borrower represents and warrants to the Administrative Agent that the Borrower has obtained or will obtain from the appropriate governmental authorities all required approvals (including,

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without limitation, all environmental approvals) with respect to the Plans and
Specifications, and the Project, and all necessary permits, certificates, licenses and other approvals required for the construction of the Project that if not so obtained could be reasonably expected to result in a Material Adverse Effect. Each material addition or modification to the Plans and Specifications shall be approved in writing by the Inspecting Engineer and, to the extent required by law, by the appropriate governmental authorities. The Borrower shall not commence any work on any stage or phase of the Project unless all required permits, certificates, licenses and approvals therefor have been issued or obtained from the appropriate governmental authorities. The Borrower shall construct and equip the Project in accordance with the Plans and Specifications, free and clear of all liens, encumbrances and security instruments (other than the Mortgage and other Permitted Encumbrances (as defined in the Mortgage)). The Plans and Specifications as approved by the Administrative Agent shall become the property of the Administrative Agent upon the occurrence and continuance of an Event of Default and exercise of available remedies under the Loan Documents. The Project shall be constructed and equipped in compliance in all material respects with the requirements of the governmental authorities and the appropriate Board of Fire Underwriters, if any, or other similar body, if any, acting in and for the locality in which the Real Property is situated. Compliance with the provisions of this paragraph and any other provisions of this Agreement relating to the construction and equipping of the Project shall be determined by the Inspecting Engineer. At all times upon reasonable notice (other in the event of an emergency), the Administrative Agent, the Inspecting Engineer, and their respective agents and employees, shall have the right of entry and free access to the Real Property to inspect the Project.

     (b) At the Conversion Date, the Project shall be at least 90% complete (as reasonably determined by the Inspecting Engineer) and Project Start-Up shall occur no more than six months after the Conversion Date.

     (c) Upon the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Inspecting Engineer a copy of the Architect Contract, the General Construction Contract and each Major Subcontract. The Borrower shall not agree to any modification or termination of any of the Architect Contract, the General Construction Contract or any Major Subcontract that could reasonably be expected to result in a Material Adverse Effect without the prior written approval of the Administrative Agent which approval shall not be unreasonably withheld. The Borrower shall make available for inspection at all times by the Inspecting Engineer and the Administrative Agent copies of all Other Subcontracts, and shall furnish to the Inspecting Engineer and the Administrative Agent, upon request, copies of the same.

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

     (d) The Borrower shall make available to the Inspecting Engineer, upon request, the Plans and Specifications and all shop and related drawings used in connection with the Plans and Specifications and the construction of the Project at the location where the same are kept. The Borrower shall cause the Architect, the Construction Manager and all Major Subcontractors to respectively execute and deliver to the Administrative Agent contemporaneously with the execution and delivery of their respective contracts letter agreements pursuant to the provisions of which the Architect, the Construction Manager and such Major Subcontractors shall agree to perform their respective contracts at no additional cost or expense for the benefit of the Administrative Agent, its nominee, or wholly owned subsidiary, if an Event of Default under the Loan Documents occurs and is continuing or a foreclosure of the Mortgage, which letter agreements shall be in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall observe and perform all of the material terms, covenants and conditions of the Architect Contract, the General Construction Contract, the Major Subcontracts and the Other Subcontracts on the Borrower's part to be observed or performed.

     (e) The Inspecting Engineer shall initially be the Architect/Engineer, provided upon the reasonable request of the Required Banks, the Administrative Agent shall engage a civil engineer or architect having at least five years' experience in the construction of manufacturing and/or industrial projects similar in size and complexity to the Project.

     (f) In the event that the Subordinated Notes proceeds on deposit in the General Collateral Account and the balance of the Loans yet to be advanced by the Bank Parties is less than the actual sum (as estimated by the Inspecting Engineer) required to complete the construction of the Project in accordance with the Plans and Specifications, the Borrower shall, upon the reasonable request of the Administrative Agent, deposit with the Administrative Agent an amount equal to such shortfall (the "DEFICIENCY AMOUNT"). The Deficiency Amount shall be deposited in the General Collateral Account, to pay Direct Construction Costs and Other Project Costs as construction of the Project progresses. If an Event of Default shall occur and be continuing, the Administrative Agent, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by the Borrower with the Administrative Agent with respect to the Deficiency to the payment of the Secured Obligations in such order and priority as the Administrative Agent shall deem appropriate.

     Section 5.29. Proceeds of Subordinated Notes. The Borrower will deposit into the General Collateral Account all net proceeds from the issuance of the Subordinated Notes on the Closing Date, if such issuance has occurred prior to

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such date, or upon the date of such issuance, if such issuance occurs after the
Closing Date.

                                   ARTICLE 6

                                   Defaults

     Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) any principal of any Loan or any LC Reimbursement Obligation when due or (ii) any interest or, so long as the Borrower shall have received notice and a demand for payment of the same, any fee or other amount payable by it hereunder within five Domestic Business Days of the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in clauses (a) - (d) and
     (g) - (k) of Section 5.01, in Sections 5.02 through 5.06, inclusive, and in Sections 5.25, 5.26 and clauses (a) and (c) - (f) of Section 5.28;

          (c) any Obligor shall fail to observe or perform any covenant or agreement (other than those covered by clause 6.01(a) or 6.01(b) above) contained in the Loan Documents or any amendment hereof for 30 days after the Administrative Agent gives notice thereof to the Borrower at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Obligor in any Loan Document or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such

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     Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $2,500,000;

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

          (j) judgments or orders for the payment of money exceeding $2,500,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than Phil Simpson, his spouse, his descendants and their spouses, trusts and estates of which any of them are primary beneficiaries and any entities of which any of them are holders of a majority of the equity securities, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Borrower; or the Continuing Directors shall fail to constitute a majority of the board of directors of the Borrower;

          (l) (i) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or (ii) any Obligor shall so assert in writing; provided that if a failure of the sort described in clause 6.01(l)(i) is susceptible of cure, no Event of Default shall arise under this clause 6.01(l) with respect thereto unless such failure remains uncured for 30 days after notice of such failure shall have been given to the Borrower by the Administrative Agent; or

          (m) the issuance of the Subordinated Notes shall not have been consummated on terms satisfactory to the Required Banks by August 31, 1998;

then, and in every such event, the Administrative Agent may, with the consent of, and shall, if requested by, Banks:

          (i) having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate;

          (ii) having more than 50% of the Aggregate LC Exposure, by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the

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

     provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

          (iii) holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) or 6.01(l) or under clause (ii) of the definition of Applicable Margin promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 6.03. Cash Collateral. If an Event of Default shall have occurred and be continuing and Banks having more than 50% of the Aggregate LC Exposure instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, deposit in the General Collateral Account an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Administrative Agent, under arrangements satisfactory to it, to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, the Borrower shall pay such amount to the Administrative Agent forthwith without any notice, demand or other act by the Administrative Agent or the Banks.

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                                   ARTICLE 7

                                  The Agents

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agent and Affiliates. NationsBank, N.A. shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and NationsBank, N.A. and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

     Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Administrative Agent. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity,

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

effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith or (v) the existence, validity or sufficiency of any Collateral. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. The Banks shall, ratably in proportion to their Credit Exposures, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint from among the Banks a successor Administrative Agent, subject to the prior written consent of the Borrower, which shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000.
Upon the

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

acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and such Agent.

     Section 7.10. Syndication Agent. No provision of any Loan Document shall impose on the Syndication Agent, in such capacity, any duty or obligation whatsoever.


                                   ARTICLE 8

                            Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loans of any Class:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars in the applicable amounts are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

          (b) Banks having at least 50% in aggregate amount of the Revolving Credit Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, as the case may be, shall be suspended and (ii)

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

each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof (or, with respect to any Bank not a party hereto on the date hereof, on or after the date on which such Bank becomes a party hereto), the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its

Applicable Lending Office) or any LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan any such requirement included in the Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Bank (or its Applicable Lending Office) or any LC Issuing Bank or shall impose on any Bank (or its Applicable Lending Office) or any LC Issuing Bank or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) or such LC Issuing Bank of making or maintaining any Euro-Dollar Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or such LC Issuing Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank or LC Issuing Bank in the good faith exercise of its discretion to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank or LC Issuing Bank such additional amount or amounts as will compensate such Bank or LC Issuing Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof (or, with respect to any Bank not a party hereto on the date hereof, on or after the date on which such Bank becomes a party hereto), the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank in the good faith exercise of its discretion to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.


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

     (c) Each Bank and LC Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or LC Issuing Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank or LC Issuing Bank, be otherwise disadvantageous to it. A certificate of any Bank or LC Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Bank or LC Issuing Bank may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and
(ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) All payments by the Borrower to or for the account of any Bank Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the

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

Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Bank Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank Party makes demand therefor.

     (d) Each Bank Party organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank Party listed on the signature pages hereof and before it becomes a Bank Party in the case of each other Bank Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank Party remains lawfully able to do so), shall provide each of the Borrower and the Administrative Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any additional or successor forms prescribed by the Internal Revenue Service, certifying that such Bank Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank Party or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank Party has failed to provide the Borrower or the Administrative Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank Party shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank Party, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank

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

will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution of Banks. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 (any such Bank, an "Affected Bank"), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Revolving Credit Commitment of such Affected Bank and, upon finding such substitute bank or banks, such Affected Bank shall sell to it its Notes and assign its Revolving Credit Commitment, at a purchase price equal to the aggregate outstanding principal amount of such Affected Bank's Loans plus accrued and unpaid interest thereon.

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

                                   ARTICLE 9

                                 Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower, any LC Issuing Bank listed on the signature pages hereof or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent or any LC Issuing Bank under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by any Bank Party exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents, in connection with the preparation and administration of the Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs and is continuing, all reasonable out-of-pocket expenses incurred by each Bank Party, including (without duplication) the fees and disbursements of outside counsel to the Banks and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Bank Party, their respective affiliates and the respective directors, officers, agents and employees of the

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

foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel), including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with (x) any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of any Letter of Credit or any proceeds of Loans hereunder or (y) arising out of, in respect of or in connection with any and all Environmental Liabilities; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Bank.

     Section 9.04. Set-Offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Banks holding more than 50% in aggregate unpaid principal amount of the Loans have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Bank is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the account of the Borrower against any obligations of the Borrower to such Bank now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Bank shall have made any demand for payment under this Agreement. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this subsection are in addition to any other rights and remedies which the Banks may have.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than

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

the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans and LC Reimbursement Obligations. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of either Agent or any LC Issuing Bank are affected thereby, by such Agent or such LC Issuing Bank, as relevant); provided that no such amendment or waiver shall:

          (i) unless signed by all the Banks of the relevant Class, (A) reduce the principal of or rate of interest on any Term Loan or (B) postpone the date fixed for any payment of principal of or interest on any Term Loan,

          (ii) unless signed by all the Banks, (A) increase or decrease the Revolving Credit Commitment of any Bank (except for a ratable decrease in the Revolving Commitments of all the Banks), (B) reduce the principal of or rate of interest on any Revolving Credit Loan or (C) postpone the date fixed for any payment of any LC Reimbursement Obligation or any principal of or interest on any Revolving Credit Loan or any overdue LC Reimbursement Obligation or any fees payable with respect to Letters of Credit or the Revolving Credit Commitments or for the termination of any Revolving Credit Commitment, or

          (iii) unless signed by all the Banks, (i) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Loans of any Class, (ii) the number of Banks, which shall be

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

     required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (iii) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guarantee or (iv) effect or permit the release of all or substantially all of the Collateral.

     (b) Any provision of the Collateral Documents or the Subsidiary Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Administrative Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guarantee.

     Section 9.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Bank Parties.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Revolving Credit Commitment or any or all of its Loans and participations in Letters of Credit. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the LC Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the LC Issuing Banks hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of (i) its

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

Revolving Credit Commitment and its Revolving Credit Loans or (ii) its Term Loans, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit H hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the Administrative Agent and, solely with respect to any assignments of the Revolving Credit Commitments, the LC Issuing Banks; provided that (i) after giving effect to any proposed assignment, the Credit Exposure of the transferor Bank shall be equal to $0 or at least $1,000,000 and the Credit Exposure of the proposed Assignee shall be at least equal to $5,000,000 and (ii) if a proposed Assignee is an affiliate of a transferor Bank or was a Bank immediately before such assignment, no such consent of the Borrower, the Administrative Agent or, where applicable, the LC Issuing Banks, shall be required. When such instrument has been signed and delivered by the parties thereto and recorded as provided in Section 2.16 and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment and/or Loans and LC Reimbursement Obligations as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.07. No Reliance on Margin Stock. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.11. Confidentiality. Each Bank agrees to hold all non-public information obtained pursuant to the requirements of the Loan Documents in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any affiliate of such Bank or to any other Bank or to the Agent, (ii) upon the order of any court or administrative agency, provided that if permitted, such Bank shall, as soon as reasonably practical in advance of such disclosure, advise the Borrower of such disclosure, (iii) upon the request or demand of any financial institution regulatory agency or authority having jurisdiction over such Bank, (iv) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement or (to the knowledge of such Bank) by a third party in violation of a confidentiality agreement with the Borrower, (v) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, (vii) to such Bank's or Agent's legal counsel and independent auditors and (viii) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         REPUBLIC GROUP INCORPORATED


                         By: /s/ Doyle R. Ramsey
                             ---------------------------------------------------
                             Title: Vice President - Finance
                             Address:    811 East 30th Street
                                         Hutchinson, KS 67503
                             Facsimile:  316-727-2727
                             Web site:   www.republic-group.com


                         NATIONSBANK, N.A.



                         By: /s/ Robert K. McCall
                             ---------------------------------------------------
                             Title: Senior Vice President


                         BANK OF AMERICA TEXAS, N.A.



                         By: /s/ Donald P. Hellman
                             ---------------------------------------------------
                             Title: Vice President


                         COMERICA BANK - TEXAS



                         By: /s/ David Terry
                             ---------------------------------------------------
                             Title: Vice President

                         COMMERCE BANK, N.A.



                         By: /s/ Jeffery R. Gray
                             ---------------------------------------------------
                             Title: Vice President


                         COMPASS BANK



                         By: /s/ Jerry Hopkins
                             ---------------------------------------------------
                             Title: Vice President



                         FIRST UNION NATIONAL BANK



                         By: /s/ Scott Santa Cruz
                             ---------------------------------------------------
                             Title: Vice President



                         MERCANTILE BANK



                         By: /s/ Sara E. Lancaster
                             ---------------------------------------------------
                             Title: Assistant Vice President

                         UMB BANK N.A.



                         By: /s/ Terry A. Dierks
                             ---------------------------------------------------
                             Title: Senior Vice President

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                         By: /s/ Stephen J. Hannan
                             ---------------------------------------------------
                             Title: Vice President


                         PLAINS NATIONAL BANK



                         By: /s/ Darrell W. Adams
                             ---------------------------------------------------
                             Title: Senior Vice President

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Syndication Agent



                         By: /s/ Stephen J. Hannan
                             ---------------------------------------------------
                             Title: Vice President
                             Address:    60 Wall Street
                                         New York, NY 10260



                         NATIONSBANK, N.A.,
                            as Administrative Agent



                         By: /s/ Robert K. McCall
                             ---------------------------------------------------
                             Title: Senior Vice President
                             Address: 14 West 10th Street
                                      Kansas City, MO
                                      64105

                             Facsimile: (816) 979-7561

                              COMMITMENT SCHEDULE

BANK                                         COMMITMENT
-----------------------------------------    ----------------------
NationsBank, N.A.                            $ 9,375,000
Bank of America Texas, N.A.                  $ 9,375,000
Comerica Bank - Texas                        $ 9,375,000
Commerce Bank, N.A.                          $ 9,375,000
Compass Bank                                 $ 9,375,000
First Union National Bank                    $ 9,375,000
Mercantile Bank                              $ 9,375,000
UMB Bank, N.A.                               $ 9,375,000
Morgan Guaranty Trust Company of New York    $ 5,000,000
Plains National Bank                         $ 5,000,000
                                             -----------
                         Total               $85,000,000

                               PRICING SCHEDULE


     "BASE RATE MARGIN" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


  PRICING LEVEL     LEVEL I  LEVEL II  LEVEL III   LEVEL IV   LEVEL V
----------------    -------  --------  ---------   --------   -------

Base Rate Margin      -----     -----    0.25%       0.50%     0.75%


     "COMMITMENT FEE RATE" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


    PRICING LEVEL      LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
-------------------    -------   --------   ---------   --------   -------

Commitment Fee Rate     0.30%      0.35%      0.375%     0.375%     0.40%


     "EURO-DOLLAR MARGIN" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


   PRICING LEVEL      LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
------------------    -------   --------   ---------   --------   -------

Euro-Dollar Margin     0.75%      1.00%       1.25%      1.50%     1.75%


     "LC FEE RATE" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


 PRICING LEVEL   LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
---------------  -------   --------   ---------   --------   -------

LC Fee Rate       0.75%      1.00%      1.25%      1.50%      1.75%

     For purposes of this Schedule, the following terms have the following meanings:

     "APPLICABLE LEVERAGE RATIO" means, at any date, the ratio of (i) Consolidated Debt at the last day (the "Measurement Date") of the Fiscal Quarter most recently ended on or prior to such date with respect to which the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b), as the case may be, to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on the Measurement Date; provided that for each day from and including the date on which the Borrower is required to deliver the financial statements described in Section 5.01(a) or 5.01(b), as the case may be, for its most recently ended Fiscal Quarter to but excluding the date on which such financial statements are so delivered, the Applicable Leverage Ratio shall be deemed to exceed 2.75:1.

     "LEVEL I PRICING" applies on or after the Conversion Date at any date if at such date the Applicable Leverage Ratio is less than or equal to 1.0:1.

     "LEVEL II PRICING" applies on or after the Conversion Date at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 1.5:1 and (ii) Level I Pricing does not apply.

     "LEVEL III PRICING" applies on or after the Conversion Date at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 2.0:1 and (ii) neither Level I Pricing nor Level II Pricing applies.

     "LEVEL IV PRICING" applies at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 2.5:1 and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "LEVEL V PRICING" applies on any day if no other Pricing Level applies on such day.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies on any day.

                                                                   SCHEDULE 3.01

                       CLOSING DATE COLLATERAL DOCUMENTS


     Pledge Agreement between Republic Group Incorporated and
     NationsBank, N.A., as Administrative Agent

     Pledge Agreement between Republic Paperboard Company and
     NationsBank, N.A., as Administrative Agent

     Pledge Agreement between Republic Gypsum Company and
     NationsBank, N.A., as Administrative Agent

     Security Agreement between Republic Group Incorporated and
     NationsBank, N.A., as Administrative Agent

     Security Agreement between Republic Paperboard Company and
     NationsBank, N.A., as Administrative Agent

     Security Agreement between Republic Paperboard of West Virginia and NationsBank, N.A., as Administrative Agent

     Security Agreement between Republic Gypsum Co. and
     NationsBank, N.A., as Administrative Agent

     Security Agreement between Hollis & Eastern and
     NationsBank, N.A., as Administrative Agent

     Mortgage between Republic Paperboard Company and
     NationsBank, N.A., as Agent

     Uniform Commercial Code Financing Statements as follows:

     Hollis & Eastern Railroad Company-    Oklahoma Central Filing
                                           Secretary of State of Kansas

     LaPorte Minerals Corporation-         Secretary of State of Kansas

     Resource Control, Inc.-               Secretary of State of Kansas

     Republic Gypsum Company-              Secretary of State of Alabama
                                           Secretary of State of Kansas

                                           Secretary of State of Ohio
                                           Hamilton County, Ohio
                                           Oklahoma Central Filing
     Republic Group Incorporated-          Secretary of State of Kansas

     Republic Recycling Company-           Secretary of State of Kansas

     Republic Paperboard Company-          Secretary of State of Kansas
                                           Secretary of State of Colorado
                                           Secretary of State of Missouri
                                           Jackson, Missouri
                                           Oklahoma Central Filing

     Republic Paperboard Company of        Secretary of State of Kansas
      West Virginia-                       Secretary of State of West Virginia

                                                                   SCHEDULE 4.05


                               PENDING LITIGATION


     Reference is made to the complaint filed in October 1997 by the West Virginia Division of Environmental Protection against Republic Paperboard Company of West Virginia, a subsidiary of the Borrower, as described in "Business -- Environmental Regulation" and "Business -- Legal Proceedings" in that certain Offering Memorandum of the Borrower dated July 10, 1998 relating to the Subordinated Notes (the "Offering Memorandum"), which description is incorporated herein by reference.

                                                                   SCHEDULE 4.07


                           ENVIRONMENTAL LIABILITIES


     Reference is made to (a) the complaint filed in October 1997 by the West Virginia Division of Environmental Protection against Republic Paperboard Company of West Virginia, a subsidiary of the Borrower, as described in "Business -- Environmental Regulation" and "Business -- Legal Proceedings" in the Offering Memorandum, and (b) the discovery of subsurface petroleum hydrocarbons on or near the recycled paperboard mill in Commerce City, Colorado operated by a subsidiary of the Borrower, as described in "Business -- Environmental Regulation" in the Offering Memorandum, which descriptions are incorporated herein by reference.

                                                                   SCHEDULE 5.03


                      PART I - PHYSICAL DAMAGE INSURANCE

See Attached Certificate.


                     PART II - PUBLIC LIABILITY INSURANCE

See Attached Certificate.

                                                                   SCHEDULE 5.09

                                EXISTING LIENS

1. Republic Recycling Company
   --------------------------

   a. Lease Filing No. 962003521 in Colorado between Republic Recycling Company and Finzer Leasing, Inc.; interest in Ricoh copier. Filed January 12, 1996.

   b. Lease Filing No. 962096018 in Colorado between Republic Recycling Company and Finzer Leasing, Inc.; interest in Ricoh facsimile. Filed December 24, 1996.

   c. Lease Filing No. 2460840 in Missouri between Republic Recycling Company, as Lessee and Midcontinent Leasing Services, Inc., and assigned to Bank of Blue Valley; interest in Sharpe copier and cabinet. Filed October 6, 1994.

2. Republic Paperboard Company
   ---------------------------

   a. Filing No. 2157979 in Kansas between Republic Paperboard Company and Materials Handling Equipment Company, and assigned to Hyster Credit Company; interest in Hyster lift truck. Filed July 21, 1995.

   b. Lease Filing No. 2217273 in Kansas between Republic Paperboard Company, as Lessee and Intermountain Lift Trucks, Inc., as Lessor, and assigned to Yale Financial Services, Inc.; interest in New Yale forklift. Field February 9, 1996.

   c. Lease Filing No. 2237193 in Kansas between Republic Paperboard Company, as Lessee and Intermountain Lift Trucks, Inc., as Lessor, and assigned to Yale Financial Services, Inc.; interest in New Cascade rotater. Filed April 15, 1996.

3. Resource Control, Inc.
   ----------------------

   a. Filing No. 1378285 in Kansas between Resource Control, Inc. and Kansas State Bank; interest in 1979 International truck and aluminum sorter. Filed October 31, 1988 and continued under File No. 1914861 filed May 28, 1993 (Financing Statement lapsed).

   b. Filing No. 1991890 in Kansas between Resource Control, Inc. and Kansas State Bank; interest in specific equipment. Filed February 9, 1994.

   c. Filing No. 2062295 in Kansas between Resource Control, Inc. and Kansas State Bank; interest in specific equipment. Filed September 21, 1994.

   d. Filing No. 2077353 in Kansas between Resource Control, Inc. and Kansas State Bank; interest in specific equipment. Filed November 8, 1994.

4. Republic Gypsum Company
   -----------------------

   a. Filing No. 0032172 in Oklahoma between Republic Gypsum Company and Van Keppel Liftruck, and assigned to Hyster Credit Company; interest in two
       (2) Hyster fork trucks. Filed June 23, 1998.

                                                                   SCHEDULE 5.10

                                 EXISTING DEBT


  None.

                                                                   SCHEDULE 5.21

                             EXISTING RESTRICTIONS

  That certain Indenture dated as of July 15, 1998 between the Borrower and UMB Bank, N.A., as Trustee, relating to the Subordinated Notes.

                                                                       EXHIBIT A

     NOTE

                                                    New York, New York
                                                    July    , 1998

     For value received, Republic Group Incorporated, a Delaware corporation (the "BORROWER"), promises to pay to the order of ____________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of NationsBank, N.A., 14 West 10th Street, Kansas City, MO, 64105.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of July 15, 1998 among Republic Group Incorporated, the Banks party thereto, the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank, N.A., as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                         REPUBLIC GROUP INCORPORATED


                         By:_________________________________
                            Name:
                            Title:

           LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------
                             AMOUNT OF
         AMOUNT OF  TYPE OF  PRINCIPAL
 DATE       LOAN      LOAN     REPAID   NOTATION MADE BY
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

                                                                       EXHIBIT B


================================================================================
                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT


                           dated as of July 15, 1998
                                     from


                          REPUBLIC PAPERBOARD COMPANY
                             a Kansas corporation,
                                the Mortgagor,


                                      to


                              NATIONSBANK, N.A.,
                        a national banking association,
                                   as Agent,
                                 the Mortgagee


                                   Property:

                                  Lawton, Oklahoma
                                  County of Comanche
================================================================================
This Instrument Contains After-acquired Property Provisions and Secures Obligations Containing Provisions for Changes in Interest Rates. This Instrument Also Secures Future Advances.


A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE, ASSIGNMENT OF LEASES AND
---------------------------------------------------------------------------
RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT.  A POWER OF SALE MAY ALLOW
-----------------------------------------------------------------------------
THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT
-------------------------------------------------------------------------------
IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE,
--------------------------------------------------------------------------
ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT.
---------------------------------------------------------------------------

                              TABLE OF CONTENTS/1/

Preamble............................................................  1

Recitals............................................................  1

Granting Clauses....................................................  1

Granting Clause         I.  Real Estate.............................  2
Granting Clause        II.  Improvements............................  2
                            Personal Property and Equipment.........  3

Granting Clause       III.  Appurtenant Rights......................  3
Granting Clause        IV.  Agreements..............................  4
Granting Clause         V.  Leases..................................  4
Granting Clause        VI.  Rents, Issues and Profits...............  4
Granting Clause       VII.  Permits.................................  5
Granting Clause      VIII.  Deposits................................  5
Granting Clause        IX.  Proceeds and Awards.....................  5
Granting Clause         X.  Further Property........................  5


                                   ARTICLE 1
                        Definitions and Interpretation

         Section 1.01.  Definitions.................................  6
         Section 1.02.  Interpretation.............................. 11


                                   ARTICLE 2
                   Representations, Warranties and Covenants

         Section 2.01.  Title to Mortgaged Property................. 12
         Section 2.02.  Impositions................................. 13
         Section 2.03.  Legal and Insurance Requirements............ 13
         Section 2.04.  Status and Care of the Property............. 14
         Section 2.05.  Liens....................................... 15
         Section 2.06.  Transfer.................................... 15
         Section 2.07.  Permitted Contests.......................... 16


                                   ARTICLE 3
                     Insurance, Casualty and Condemnation


         Section 3.01.  Insurance................................... 16
         Section 3.02.  Casualty.................................... 17

___________________
/1/  The Table of Contents is not part of this Mortgage.

         Section 3.03.  Condemnation................................. 17
         Section 3.04.  Insurance Proceeds and Awards................ 18


                                   ARTICLE 4
                         Expenses and Indemnification

         Section 4.01.  Expenses..................................... 18
         Section 4.02.  Indemnification.............................. 18
         Section 4.03.  Obligation to Reimburse...................... 19
         Section 4.04.  Increased Costs.............................. 19


                                   ARTICLE 5
                         Defaults, Remedies and Rights


         Section 5.01.  Events of Default............................ 19
         Section 5.02.  Remedies..................................... 19
         Section 5.03.  Waivers by the Mortgagor..................... 23
         Section 5.04.  Jurisdiction and Process..................... 24
         Section 5.05.  Sales........................................ 24
         Section 5.06.  Proceeds..................................... 27
         Section 5.07.  Assignment of Leases......................... 27
         Section 5.08.  Dealing with the Mortgaged Property.......... 29
         Section 5.09.  Information and Right of Entry............... 29
         Section 5.10.  Right to Perform Secured Obligations......... 30
         Section 5.11.  Right to Make Claims......................... 30


                                   ARTICLE 6
                              Security Agreement


         Section 6.01.  Security Agreement........................... 31
         Section 6.02.  Fixture Filing............................... 32


                                   ARTICLE 7
                                 Miscellaneous


         Section 7.01.  Mortgagee as Agent........................... 33
         Section 7.02.  Release of Mortgaged Property................ 33
         Section 7.03.  Notices...................................... 34
         Section 7.04.  Modification and Waiver...................... 34
         Section 7.05.  Severability................................. 34
         Section 7.06.  Binding Effect............................... 34
         Section 7.07.  Governing Law................................ 35
         Section 7.08.  Revolving Loans.............................. 35
         Section 7.09.  Subrogation.................................. 35
         Section 7.10.  Trust Fund................................... 36

Exhibit  A  Description of the Land
Exhibit  B  Permitted Encumbrances

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT


     MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "MORTGAGE") dated as of July 15, 1998 from REPUBLIC PAPERBOARD COMPANY, a Kansas corporation, having an address at 811 East 30th Street, Hutchinson, Kansas 67503 (the "MORTGAGOR"), to NATIONSBANK, N.A., a national banking association, not in its individual capacity but in its limited capacity as Agent (defined below), having an address at Corporate Center, 100 N. Tryon Street, 7th Floor, NC10070701, Charlotte, North Carolina 28255 (the "MORTGAGEE").

                                WITNESSETH:/2/


                                   RECITALS

     WHEREAS:

     A. The Mortgagor is the owner of the Land described in Exhibit A and the Improvements located thereon.

     B. Reference is hereby made to that certain Credit Agreement (as amended and in effect from time to time, the "CREDIT AGREEMENT") dated as of July 15, 1998 among Republic Group Incorporated (the "BORROWER"), the Banks referred to therein, the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank, N.A., as Administrative Agent (the "AGENT"). Pursuant to the Credit Agreement, the Banks have extended, or may from time to time extend, Loans (including the Term Loans and the Revolving Credit Loans) and the LC Issuing Banks have issued, or may from time to time issue, Letters of Credit, and the Borrower has or may hereafter execute and deliver certain notes (herein collectively called the "NOTES") evidencing the Borrower's obligations to repay the Loans, and have agreed in Section 2.14 of the Credit Agreement to pay the LC Reimbursement Obligations.

______________________
     /2/  Capitalized terms are defined in, or are referenced in, Section 1.01.

     C. Reference is hereby made to that certain Subsidiary Guarantee dated as of the date hereof (as amended and in effect from time to time, the ("Guaranty") from the Subsidiary Guarantors (including Mortgagor) to the Agent.

     D. The maximum principal indebtedness that may be secured by this Mortgage is $85,000,000. The scheduled maturity date of the latest to mature of the Secured Obligations (as defined herein) is July 15, 2006.


                               Granting Clauses

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations, and intending to be bound hereby, the Mortgagor (a) does hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and WARRANT WITH POWER OF SALE to the Mortgagee and its successors as Agent for the benefit of Secured Parties, with power of sale and right of entry as hereinafter provided, all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "MORTGAGED PROPERTY"), to the extent not covered by the Uniform Commercial Code (hereinafter sometimes called the "MORTGAGED PROPERTY"), and (b) does hereby GRANT and WARRANT to the Mortgagee and its successors as Agent for the benefit of the Secured Parties, a continuing first security interest in and to the Mortgaged Property to the extent covered by the Uniform Commercial Code (hereinafter sometimes called the "COLLATERAL"), to wit:

Granting Clause I.

     Land. All estate, right, title and interest of the Mortgagor in, to, under or derived from those certain lots, pieces, tracts or parcels of land located in the County of Comanche, State of Oklahoma, more particularly described in Exhibit A (the "LAND").

Granting Clause II.

     Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from all buildings, structures and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, all walls, partitions, floor coverings, screens, awnings, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Land or attached to the improvements which by the nature of their location thereon or attachment thereto are real property or fixtures under Applicable Laws; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "IMPROVEMENTS").

     Personal Property and Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from all articles of personal property and equipment of every kind and description now or hereafter located on or used or useful in connection with the use or operation of the Property (as defined below) which are not real property under Applicable Laws; including all partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all chattels, furnishings, furniture, pictures, paintings, statues, works of art, decorations, accessories, apparatus, materials, supplies, implements, tools, china, glassware, silverware, pots, pans, utensils, linens, stoves, refrigerators, freezers and other devices, appliances and equipment; and including all types of property included within the term "equipment" as defined in the Uniform Commercial Code (except vehicles, boats or airplanes) now or hereafter located on the Property and now or hereafter used or useful in connection with the use or operation of the Property, all of which shall be deemed to be part of the Mortgaged Property immediately upon the location thereof on the Land (the foregoing being collectively the "EQUIPMENT"; the Land, the Improvements, the Equipment and the Appurtenant Rights (as defined below) being collectively the "PROPERTY").

Granting Clause III

     Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Land; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use said air space above the Land; all development or similar rights appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights appertaining to the use and enjoyment of the Property, including alley, party walls, drainage, crop, timber, agriculture, horticulture, oil, gas and other mineral, riparian and other water rights (the foregoing being collectively the "APPURTENANT RIGHTS").

Granting Clause IV.

     Agreements. All estate, right, title and interest of the Mortgagor in, to, under and derived from all insurance policies (including all unearned premiums and dividends thereunder), title insurance policies, guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Property and all other contracts and agreements affecting or relating to the use, enjoyment or occupancy of the Property (the foregoing being collectively the "AGREEMENTS").

Granting Clause V.

     Leases. All estate, right, title and interest of the Mortgagor in, to, under and derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property, together with all amendments, supplements, consolidations, replacements, extensions, renewals and other modifications of any thereof; and together with all guarantees of any of the obligations of the tenants under any of the Leases; and together with all Security Deposits given by any tenants under any of the Leases.

Granting Clause VI.

     Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter, including during any period of redemption, accruing with respect to the Property; all rents and other sums now or hereafter, including during any period of redemption, payable pursuant to the Leases; all other sums now or hereafter, including during any period of redemption, payable with respect to the use, occupancy, operation or control of the Property; and all other claims, rights and remedies now or hereafter, including during any period of redemption, belonging to or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air conditioning and other utilities and services (whether collected under the Leases or otherwise), oil, gas and mineral royalties and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively the "RENTS"), all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee, subject to Section 507, to be held, applied and disbursed as provided in this Mortgage.

Granting Clause VII

     Permits. To the extent permitted by Applicable Laws, all estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, concessions, grants, franchises, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively the "PERMITS").

Granting Clause VII

     Deposits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all amounts deposited with the Mortgagee hereunder, including all insurance proceeds and awards, and including all notes, certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto (the foregoing being collectively the "DEPOSITS").

Granting Clause IX.

     Proceeds and Awards. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all insurance proceeds, all awards, all title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder and subject to Section 304, to be held, applied and disbursed as provided in this Mortgage.

Granting Clause X.

     Further Property. All greater estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, and all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Loan Documents, required to be subjected to the Lien hereof; and all right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or by anyone acting on its behalf.

     TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee and its successors as Agent forever, subject to Permitted Encumbrances.

     THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:


                                   ARTICLE 1

                        Definitions and Interpretation

     Section 1.01.  Definitions.   (a) Capitalized terms used in this Mortgage,
but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement and have the same meanings herein as therein.

     (b) In addition, in this Mortgage, unless otherwise specified, the following terms have the following meanings:

       "AGREEMENTS" is defined in Granting Clause.

       "APPLICABLE LAWS" means all applicable laws, codes, statutes, rules, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any governmental authority, agency, board, commission or court having jurisdiction.

       "APPURTENANT RIGHTS" is defined in Granting Clause.

       "AWARDS" means at any time, all awards or payments paid or payable with respect to any Condemnation or any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Condemnation.

       "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended.

       "CASUALTY" means any damage to, or destruction of, the Property by reason of fire or any other cause or event.

       "COLLATERAL" is defined in the Granting Clauses.

       "CONDEMNATION" means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property as the result of the exercise of any right of condemnation or eminent domain. A Transfer in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

       "CREDIT AGREEMENT" is defined in the Recitals.

       "DEPOSITS" is defined in Granting Clause.

       "EQUIPMENT" is defined in Granting Clause.

       "IMPOSITIONS" means all taxes (including real estate taxes and sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property,
     (iii) the Rents from the Property or the use or occupancy thereof, or (iv) this Mortgage, excepting however, the Oklahoma Real Estate Mortgage Tax.

       "IMPROVEMENTS" is defined in Granting Clause.

       "INSURANCE PROCEEDS" means, at any time, all insurance proceeds or payments to which the Mortgagor may be or become entitled by reason of any Casualty under the insurance policies maintained by the Mortgagor pursuant to the Credit Agreement, plus all insurance proceeds and payments to which the Mortgagor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Mortgagor with respect to the Property.

       "INSURANCE REQUIREMENTS" means all provisions of the insurance policies and coverages required to be maintained pursuant to the Credit Agreement with respect to the Property, all requirements of the issuer of any of such insurance policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

       "INTEREST RATE" means for any day, the lesser of (i) a per annum amount equal to the sum of the Applicable Margin plus the rate otherwise applicable to Base Rate Loans on each day, or (ii) the maximum rate permitted under Applicable Law.

       "LAND" is defined in Granting Clause.

       "LEASE" means any lease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the landlord or the tenant thereunder, or any occupancy or right to possession under Section 365 of the Bankruptcy Code in the event of the rejection of any Lease by the landlord or its trustee pursuant to said Section; "LANDLORD" means the landlord, sublandlord, lessor, sublessor, franchisor or other grantor of a right of occupancy under a Lease and any guarantor of its obligations thereunder; and "TENANT" means the tenant, subtenant, lessee, sublessee, licensee, franchisee, concessionaire or other occupant under a Lease and any guarantor of its obligations thereunder.

       "LEGAL REQUIREMENTS" means all provisions of the Leases, the Agreements and Liens applicable to the Property and binding upon the Mortgagor, all provisions of the Permits and all provisions of all Applicable Laws, now or hereafter applicable to the Property, any adjoining vaults, sidewalks, streets or rights of way or any use or condition thereof.

       "LOSS" means a Casualty or Condemnation.

       "MORTGAGE" is defined in the Preamble.

       "MORTGAGED PROPERTY" is defined in the Granting Clauses.

       "MORTGAGEE" is defined in the Preamble.

       "MORTGAGOR" is defined in the Preamble.

       "NATIONAL FLOOD INSURANCE PROGRAM" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001, et seq.).

       "NATIONAL FLOOD INSURANCE REGULATIONS" means the regulations with respect to flood insurance promulgated by the Comptroller of the Currency (12 CFR Ch. I, Part 22, Sections 22.0 - 22.5), the Federal Reserve Board (12 CFR Ch. II, Part 208, Section 208.8(e)) and the Federal Home Loan Bank Board (12 CFR Ch. V, Part 523, Section 523.29).

       "PERMITS" is defined in Granting Clause.

       "PERMITTED ENCUMBRANCES" means the Liens and other matters described in Exhibit B.

       "PERMITTED LIENS" means those liens permitted under Section 5.09 of the Credit Agreement.

       "PROCEEDS" is defined in the Security Agreement.

       "PROPERTY" is defined in Granting Clause.

       "RECEIVER" is defined in Section 5.02(a)(iv).

       "RENTS" is defined in Granting Clause.

       "RESTORATION" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation and "RESTORE" means to restore, repair, replace or rebuild the Property after a Casualty or

     Condemnation, in each case as nearly as possible to its value and condition immediately prior to such Casualty or Condemnation.

       "SECURED OBLIGATIONS" means the obligations secured under this Mortgage including (i) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Mortgagor, whether or not allowed or allowable as a claim in any such proceeding) on any loan to the Mortgagor under, or any note issued by the Mortgagor pursuant to, the Credit Agreement, (ii) all reimbursement obligations with respect to any Letter of Credit issued on behalf of the Mortgagor pursuant to the Credit Agreement and all interest thereon (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Mortgagor, whether or not allowed or allowable as a claim in any such proceeding),
     (iii) all amounts payable by the Mortgagor in respect of its Guaranteed Obligations (as defined in the Subsidiary Guarantee to which the Mortgagor is a party), (iv) all Bank Derivative Obligations payable by the Mortgagor,
     (v) all other amounts payable by the Mortgagor hereunder or under the Credit Agreement (including without limitation any LC Reimbursement Obligations) or under any other Loan Documents and (vi) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; provided that the Secured Obligations described in clause (iii) above and any amendment, restatement, renewal, extension or modification thereof described in clause (vi) above shall be subordinate and junior in rank to the other Secured Obligations for purposes of this Mortgage and the Liens created hereby.

       "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

       "SECURITY DEPOSIT" means any payment, note, or other security or deposit made or given by or on behalf of a tenant under any Lease as security for the performance of its obligations thereunder.

       "TRANSFER" means, when used as a noun, any sale, conveyance, assignment, delegation of management or other transfer and, when used as a verb, to sell, convey, assign, delegate the management of or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

       "UNAVOIDABLE DELAYS" means delays due to causes beyond the reasonable control of the Mortgagor, including acts of God, fire, flood, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, contests, inability to obtain Permits and other causes beyond the reasonable control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the reasonable control of the Mortgagor.

       "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of Oklahoma.

     Section 1.02.  Interpretation.   In this Mortgage, unless otherwise
specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Improvement, Equipment, Land, Property, Secured Obligations and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other gender; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "SUCCESSORS" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "CONSENT", "APPROVE" and "AGREE", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question; (vii) the words "INCLUDE" and "INCLUDING", and words of similar import, shall be deemed to be followed by the words "WITHOUT LIMITATION"; (viii) the words "HERETO", "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are, unless otherwise specified, to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage;
(xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor or other third party at the Mortgagor's sole cost and expense; (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable; and (xiv) references to this Mortgage, the Credit Agreement, Security Agreement, Notes,

Security Documents and Loan Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

                                   ARTICLE 2

                   Representations, Warranties and Covenants

       Section 2.01. Title to Mortgaged Property. (a) The Mortgagor represents and warrants that (i) the Mortgagor is the owner of good and marketable title to the fee simple interest in the Land and Improvements, free and clear of all Liens other than the Permitted Encumbrances; (ii) the Mortgagor is the owner of or has a valid leasehold interest in the Equipment and all other items constituting the Mortgaged Property, in each case free and clear of all Liens other than the Permitted Liens; (iii) the Permitted Encumbrances do not materially interfere with the enjoyment, use or operation of the Property or materially, adversely affect the value thereof; (iv) the current use of the Property complies in all material respects with all Applicable Laws; (v) this Mortgage constitutes a valid, binding and enforceable first Lien on the Mortgaged Property, subject only to the Permitted Encumbrances; and (vi) the Mortgagor has good and lawful right to mortgage the Mortgaged Property to the Mortgagee without the consent of any Person other than those Persons whose consents have been obtained.

     (b)  The Mortgagor shall (i) cause the representations and warranties in
Section 2.01(a) be true in each and every material respect at all times prior to the termination of this Mortgage subject to the other terms and conditions of the Credit Agreement and this Mortgage; and (ii) forever preserve, protect, warrant and defend (A) the estate, right, title and interest of the Mortgagor in and to the Mortgaged Property, (B) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (C) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to the Permitted Liens.

     (c) Upon reasonable request by the Mortgagee, the Mortgagor shall (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may reasonably require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) which may be necessary in the reasonable judgment of the Mortgagee (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged

Property, whether now owned or hereafter acquired, subject only to the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder.

     (d) Upon the recording of this Mortgage in the appropriate county recording offices, the Lien of this Mortgage and the security interest in the Mortgaged Property constituting real property and fixtures granted hereby shall be a perfected first Lien on and security interest in such Mortgaged Property prior to all Liens on and security interests in such Property other than the Permitted Encumbrances. Upon the filing of Uniform Commercial Code financing statements in the appropriate Uniform Commercial Code filing offices and county recording offices and the timely continuation thereof, the Lien on and security interest in the personal property described in such financing statements shall be a perfected first Lien on and security interest in such personal property prior to all Liens on and security interest in such personal property other than Permitted Liens.

     (e) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.

     Section 2.02.  Impositions.   The Mortgagor shall (i) duly and punctually
pay all Impositions prior to the delinquency date thereof other than Impositions which are being contested pursuant to Section 2.07; (ii) duly and punctually file all returns and other statements required to be filed with respect to any Imposition; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iv) not make any deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under Applicable Law, hereby irrevocably waives any right to do so.

     Section 2.03. Legal and Insurance Requirements. (a) The Mortgagor represents and warrants that, other than Legal Requirements and Insurance Requirements which are being contested pursuant to Section 2.07, (i) as of the date hereof, the Property and the use and operation thereof comply, in all material respects, with all Legal Requirements and Insurance Requirements; (ii) there is no material default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Mortgage do not require any consent under, and will not contravene any provision of or constitute a material default under, any Legal Requirement or Insurance Requirement.

     (b) The Mortgagor shall (i) duly and punctually comply with all Legal Requirements and Insurance Requirements, other than Legal Requirements and Insurance Requirements which are being contested pursuant to Section 2.07; (ii) procure, maintain and duly and punctually comply with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, use and operation of the Property, where the failure to do so could reasonably be expected to result in a Material Adverse Effect; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default under any Legal Requirement, Insurance Requirement or Permit or any threatened or actual termination of any Permit or insurance policy with respect to the Property and furnish to the Mortgagee a copy of such notice of default or termination; and (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a material default under any Legal Requirement, Insurance Requirement or Permit or a termination of any Permit or any insurance policy required to be maintained under the Credit Agreement with respect to the Property and the action being taken to remedy such condition.

     Section 2.04.  Status and Care of the Property.   (a) The Mortgagor
represents and warrants that (i) the Property is, or upon completion of construction will be, served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utilities and utility facilities, which utility facilities have capacities which are sufficient to serve the current use and occupancy of the Property; (ii) the Property has legal access to all streets, roads or alleys adjacent to the Property (including, as appropriate, access over properly granted, perpetual, private right-of-way or easement agreements) sufficient to serve the current use and operation of the Property; and (iii) the Improvements are not located in an area designated as "flood prone" (as defined under the National Flood Insurance Regulations) or, to the extent the Improvements or any portion thereof are located in an area designated as "flood prone", the Mortgagor maintains in full force and effect flood insurance under the National Flood Insurance Program to the extent and in the amounts required by Applicable Law.

     (b) The Mortgagor (i) shall not cause or permit the Property to be misused, wasted, disfigured or damaged, or to deteriorate (except, in the case of deterioration, for reasonable wear and tear); (ii) shall use and operate the Property, or cause the same to be used and operated, for substantially the same uses and purposes, as they are used and operated upon completion of the construction of the Project and the achievement of Production Stabilization;
(iii) shall operate and maintain the Property, or cause the same to be operated and maintained, in good order, repair and condition except (subject to the provisions of this Section) for reasonable wear and tear; (iv) subject to the provisions of

Section 3.04, shall promptly make, or cause to be made, all Restorations, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, necessary or appropriate to keep the Property in good order, repair and condition, all of which Restorations shall be equal in quality to or better than the Property as of the date hereof; (v) shall do or use reasonable best efforts to cause others to do all shoring of the Property or any properties adjacent thereto, including the foundations and walls of either thereof, and to take all other actions necessary or appropriate for the preservation and safety thereof by reason of or in connection with any excavation or other construction operation on the Property or any properties adjacent thereto, whether or not the Mortgagor or any adjacent-property owner shall be required by any Legal Requirement to take such action or be liable for failure to do so; (vi) shall not initiate or affirmatively support any change in the applicable zoning that would adversely affect the Property or the Mortgagor's use, operation or ownership thereof, seek any variance (or any change in any variance) under the zoning that would adversely affect the Property, execute or file any subdivision or other plat or map adversely affecting the Property or consent to any of the foregoing; and (vii) shall, promptly after receiving notice or obtaining knowledge of any proposed or threatened change in the zoning affecting the Property which would result in the current use of the Property being a non-conforming use, notify the Mortgagee thereof and diligently contest the same by any action or proceeding deemed appropriate by the Mortgagor or reasonably requested by the Mortgagee.

     Section 2.05. Liens. (a)The Mortgagor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, except (i) Permitted Liens, in each case (A) whether voluntarily or involuntarily created, (B) whether directly or indirectly a Lien thereon, and (C) whether or not subordinate hereto, and (ii) Liens that are being contested in accordance with
Section 2.07.

     (b) The provisions of this Section 2.05 shall apply to each and every Lien on the Mortgaged Property or any interest therein, regardless of whether or not the Mortgagee has previously consented to or waived its right to consent to any other Lien thereon.

     Section 2.06. Transfer. (a) The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except as provided in Section 5.07 of the Credit Agreement.

     (b) The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not the Mortgagee has previously consented to or waived its right to consent to any other Transfer thereof.

     Section 2.07. Permitted Contests. After prior notice to the Mortgagee, the Mortgagor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement, any Imposition or Lien therefor on the Mortgaged Property or any interest therein or any Lien of any laborer, mechanic, materialman, supplier or vendor on the Mortgaged Property or any interest therein, provided that (i) no Event of Default has occurred and is continuing; (ii) no Mortgaged Property or interest therein is in danger of being sold, forfeited or lost, nor is the priority of the Lien of the Mortgagee at risk, as a result of such contest or proceeding;
(iii) in the case of any Legal Requirement, the Mortgagee and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no Mortgaged Property or interest therein is subject to the imposition of any Lien as a result of such failure (other than any Lien that is also being properly contested in accordance with this Section 2.07); (iv) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost as a result of such contest or proceeding unless replaced; and (v) in the case of (A) any Lien of a laborer, mechanic, materialman, supplier or vendor, or (B) any Imposition or Lien therefor, such proceedings suspend the foreclosure of such Lien or any other collection thereof from the Mortgaged Property; and provided further that the Mortgagor establishes any reserve or other appropriate provision required with respect to such contest under generally accepted accounting principles consistently applied. Upon request, the Mortgagor shall promptly deliver to the Mortgagee (x) a certificate of the Mortgagor describing in detail reasonably satisfactory to the Mortgagee the contests pending as of the date thereof and evidencing that the Mortgagor has complied with the provisions of this Section
2.07 with respect thereto and (y) such other information and documents with respect to the contests conducted pursuant to this Section 2.07 as the Mortgagee shall reasonably request.

                                   ARTICLE 3

                     Insurance, Casualty and Condemnation

     Section 3.01. Insurance. (a) The Mortgagor shall maintain in full force and effect insurance policies with respect to the Property as required by
Section 5.03(b) of the Credit Agreement.

     (b) If the Mortgagor fails to maintain such insurance policies or, upon request, fails to promptly deliver evidence thereof to the Mortgagee, the Mortgagee shall have the right, but not the obligation, to obtain such insurance policies and pay the premiums therefor. If the Mortgagee obtains such insurance policies or pays the premiums therefor, upon demand, the Mortgagor shall reimburse the Mortgagee for its expenses in connection therewith, together with interest thereon, pursuant to Section 4.03.

     Section 3.02. Casualty. (a) The Mortgagor represents and warrants that, as of the date hereof, there is no Casualty affecting the Property as of the date hereof.

     (b) In the event of any Casualty, the Mortgagor shall (i) promptly give notice thereof to the Mortgagee, describing in detail reasonably satisfactory to the Mortgagee the nature and extent thereof, the work required to Restore the Property and the Mortgagor's best estimate of the cost of such Restoration itemized in detail reasonably satisfactory to the Mortgagee; (ii) immediately take such action as may be reasonably necessary or appropriate to preserve the undamaged portion of the Property and to protect against personal injury or property damages; (iii) promptly make proof of loss under the applicable insurance policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds, in each case subject to the provisions of Section 5.11; and (iv) subject to Unavoidable Delays, promptly commence and diligently pursue to completion the Restoration of the Property.

     Section 3.03. Condemnation. (a) The Mortgagor represents and warrants that, as of the date hereof, (i) Mortgagor has no knowledge of, and has received no notice of, any Condemnation affecting the Property, (ii) there are no negotiations or proceedings which might result in such a Condemnation, and (iii) to the knowledge of the Mortgagor, no Condemnation is proposed or threatened.

     (b) In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, or in the event of any proposed or threatened Condemnation, the Mortgagor shall (i) promptly after receiving notice or obtaining knowledge thereof (A) give notice thereof to the Mortgagee, describing in detail reasonably satisfactory to the Mortgagee the nature and extent of such Condemnation, negotiation or proceeding, the action which the Mortgagor intends to take with respect thereto, the work required to Restore the Property and the Mortgagor's best estimate of the cost of such Restoration; (B) do all things deemed necessary or appropriate by the Mortgagor in its reasonable judgment or reasonably requested by the Mortgagee to preserve the Mortgagor's interest in the Property, and (C) make claim for the Awards payable with respect thereto and diligently pursue to conclusion such claims for such Awards and any suit, action or other proceedings necessary or appropriate to obtain payment thereof, in each case subject to the provisions of Section 5.11; and (ii) subject to Unavoidable Delays, promptly commence and diligently pursue to completion the Restoration of the Property.

     Section 3.04. Insurance Proceeds and Awards. In the event of a Loss in respect of which Insurance Proceeds or Awards in excess of $1,000,000 have been received or if an Event of Default shall have occurred, the Mortgagor (a) shall pay such proceeds to the Mortgagee to be held, applied or released for application in accordance with Section 5.03 of the Credit Agreement and Section 5 of the Security Agreement, and (b) shall have no right to settle, and shall not settle, any claim or proceeding relating to such Loss or such Proceeds without the consent of the Mortgagee, which consent shall not be unreasonably withheld. If such Insurance Proceeds or Awards are not in an amount in excess of $1,000,000 or if no Event of Default shall have occurred, the Mortgagor shall not have to obtain the consent of the Mortgagee to settle any claim for such Insurance Proceeds or Awards.

                                   ARTICLE 4

                         Expenses and Indemnification

     Section 4.01. Expenses. Upon demand, the Mortgagor shall reimburse the Mortgagee and the other Secured Parties, to the extent not otherwise reimbursed pursuant to the Credit Agreement, for all reasonable fees and expenses payable by the Mortgagor pursuant to the Credit Agreement and any other out-of-pocket expenses (including reasonable attorneys' fees and expenses and a reasonable allocation of the compensation, costs and expenses of the Mortgagee's in-house counsel, based upon time spent) paid or incurred by the Mortgagee or the other Secured Parties in connection with (i) the exercise or enforcement of any right or remedy under or with respect to this Mortgage, (ii) the execution, delivery, administration or performance of this Mortgage or (iii) otherwise incurred by Mortgagee as permitted under this Mortgage or any other Loan Document, together with interest thereon at the Interest Rate from the date paid by such Secured Party through the date repaid to such Secured Party. All funds advanced in the reasonable exercise of the Mortgagee's or any other Secured Party's reasonable judgment that the same are needed to protect the Mortgaged Property, the Lien of this Mortgage or the security of the Secured Parties are to be deemed obligatory advances hereunder. The obligations of the Mortgagor under this Section 4.01 shall survive the release of this Mortgage.

     Section 4.02. Indemnification. The Mortgagor shall indemnify and defend each Indemnitee, to the extent not otherwise indemnified and defended pursuant to Section 9.03 of the Credit Agreement, from and against all liabilities, losses, damages, costs and expenses of any kind (including reasonable attorneys' fees and expenses and a reasonable allocation of the compensation, costs and expenses of the Mortgagee's in-house counsel, based upon time spent), or any settlement costs, which may be incurred by such Indemnitee in connection with the exercise or enforcement of any right or remedy under this Mortgage, except to the extent caused by the willful misconduct or gross negligence of such Indemnitee. Any amount payable to the Mortgagee under this Section 4.02 will be deemed a demand obligation and will bear interest pursuant to Section 4.03. The obligations of the Mortgagor under this Section 4.02 shall survive the release of this Mortgage.

     Section 4.03. Obligation to Reimburse. If, pursuant to the terms of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor, the amount so paid shall be reimbursable by the Mortgagor immediately upon such payment together with interest accrued thereon at the Interest Rate to the date of reimbursement. The obligation of the Mortgagor to reimburse the Mortgagee for such payment, as well as interest accrued thereon, shall be part of the Secured Obligations and shall be secured by this Mortgage.

     Section 4.04. Increased Costs.   In the event of the enactment after the
date hereof of any Applicable Law deducting from the value of the Property for the purpose of taxation any Lien thereon or changing in any way the Applicable Law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations, the Mortgagee or any other Secured Party, upon demand by the Mortgagee, to the extent permitted under Applicable Law, the Mortgagor shall pay or reimburse such Secured Party for all taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.

                                   ARTICLE 5

                         Defaults, Remedies and Rights

     Section 5.01. Events of Default. (a) Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

     (b) All notice and cure periods provided under this Mortgage, the Credit Agreement or any other Loan Document shall, subject to mandatory provisions of Applicable Law, run concurrently with any notice or cure periods provided under Applicable Law.

     Section 5.02. Remedies. (a) If an Event of Default has occurred and is continuing, the Mortgagee shall have the right and power immediately to exercise any of the following remedies and rights on behalf of the Secured Parties, subject to Applicable Laws, whether or not the maturity of the Secured
Obligations has been accelerated, to wit:

          (i) to institute a proceeding or proceedings or continue a proceeding or proceedings begun, by advertisement, judicial process or otherwise as provided under Applicable Law, for collection of the Secured Obligations and the complete or partial foreclosure of this Mortgage, or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any Applicable Law, and the Mortgagor agrees to pay all unpaid Secured Obligations directly to the Mortgagee as Agent; or

          (ii) to sell the Mortgaged Property and all estate, right, title, interest, claim and demand of the Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under Applicable Law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or

          (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of the Loan Documents; or

          (iv) to apply for the appointment of a receiver, trustee, liquidator, conservator or other custodian (a "RECEIVER") of the Mortgaged Property, to be appointed as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of either Mortgagor or any other Person, and the Mortgagor hereby irrevocably waives such necessity and consents to such appointment, and to be vested with the fullest powers permitted under Applicable Law, including to the extent permitted under Applicable Law those under Section 5.02(a)(v); or

          (v) by the Person exercising the rights under this clause, to enter upon the Property, and exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property, and all books, records and accounts relating thereto, and the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause on demand after the occurrence of any Event of Default; and having and holding the same, the

     Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

          (vi) with or without the entry upon the Property, in the name of the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under Section 5.02(a)(v) or any other rights hereunder, including all amounts necessary to pay the Impositions, insurance premiums and the other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

          (vii) to take any action with respect to any Mortgaged Property permitted under the Uniform Commercial Code; or

          (viii) to exercise any statutory power of sale; or

          (ix) to take any other action, or to pursue any other remedy or right, as the Mortgagee may have under Applicable Law, and the Mortgagor does hereby grant the same to the Mortgagee.

          (b) (i) Subject to Applicable Laws, no remedy or right hereunder or under any other Loan Document shall be exclusive of any other remedy or right, but each remedy or right hereunder or under any other Loan Document shall be in addition to, and not in limitation of, any other remedy or right hereunder, under any other Loan Document or now or hereafter existing at law or in equity under Applicable Law.

          (ii) Subject to Applicable Laws, every remedy or right hereunder, under any other Loan Document or under Applicable Law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee.

          (c) To the fullest extent permitted by Applicable Laws, (i) No failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under Applicable Law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Loan Document.

          (ii) No waiver of, failure to exercise or delay in exercising, any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Default or other occurrence hereunder or under any other Loan Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other occurrence hereunder or under any other Loan Document.

          (iii) No single or partial exercise of any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Default or other occurrence hereunder or under any other Loan Document shall preclude, or otherwise limit, the exercise of any other remedy or right hereunder, under any other Loan Document or under Applicable Law upon such Default or occurrence or upon any other or subsequent Default or other occurrence hereunder or under any other Loan Document.

          (iv) The acceptance by any Secured Party of any payment of an amount less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Loan Document with respect thereto.

          (v) The acceptance by any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Loan Document with respect to any other Secured Obligation.

     (d) In the event that the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person; and, in the event that any such proceeding shall be discontinued or abandoned for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof.

     (e) To the fullest extent permitted by Applicable Laws, for the purpose of carrying out any provisions hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person (as the case may be as the Person appointed under this subsection), as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under the provisions hereof, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto, as the Person appointed to act under this Section 5.02(e) shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person appointed to act under this Section 5.02(e) that such Person is authorized to act under this Section 5.02(e).

     Section 5.03.  Waivers by the Mortgagor.   To the extent permitted under
Applicable Law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshaling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (iv) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (v) any provision barring or limiting the recovery by the Mortgagee or the other Secured Parties of a deficiency after any sale of the Mortgaged Property; (vi) any other provision of Applicable Law (including any provision relating to decedents' estates) which might defeat, limit or adversely affect any right or remedy of the Mortgagee or any other Secured Party under or with respect to this Mortgage or the other Loan Documents; or (vii) the right of the Mortgagee as Agent to foreclose this Mortgage in its own name on behalf of all Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party. If the Mortgagee elects to foreclose this Mortgage by judicial proceedings, appraisement of the Property is waived, at the option of the Mortgagee, such option to be exercised at or prior to the time judgment is rendered in any judicial foreclosure thereof.

     Section 5.04. Jurisdiction and Process. (a) To the extent permitted under Applicable Law, in any suit, action or proceeding arising out of or relating to this Mortgage, the Mortgagor (i) irrevocably consents to the nonexclusive jurisdiction of any State or Federal court sitting in the State in which such Mortgaged Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court over, the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding; and (ii) irrevocably consents to the service of
(A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by sending a copy of such process or notice by prepaid overnight courier or United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to
Section 7.03, such service to be effective when received at the address specified or when delivery at such address is refused.

     (b) Nothing in this Section shall affect the right of the Mortgagee or any other Secured Party to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Loan Document in any court having jurisdiction under the provisions of any other Loan Document or Applicable Law or to serve any process, notice of sale or other notice in any manner permitted by any other Loan Document or Applicable Law.

     Section 5.05. Sales.   Except as otherwise provided herein, to the extent
permitted under Applicable Law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder or under any Applicable Law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

     (a) The Mortgagee or the court officer (as the case may be as the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or under any Applicable Law shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and the Mortgagor hereby waives its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

     (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

     (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring but without warranty all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-
fact), to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, Transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, Transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, Transfer or delivery by such attorney-in-fact.

     (d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, or any other act or thing having been duly done or not done by the Mortgagor, the Mortgagee or any other Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited. The Person conducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale.

     (e) The receipt of the Person conducting any sale for the purchase money paid at any such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or the Loan Documents or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

     (f) Any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and (to the extent permitted under Applicable Law) shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

     (g) At any sale, the Mortgagee or any Secured Party may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

     (h) In the event that the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property after the exercise of any of the remedies provided for herein or any sale thereof, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under Applicable Law.

     (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

     (j) To the extent permitted under Applicable Law, in the event that a foreclosure hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or reinstitute suit for the foreclosure of this Mortgage, or in the event that the Mortgagee should institute suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

     Section 5.06. Proceeds.   Except as otherwise provided herein, in the
Credit Agreement or the other Security Documents or required under Applicable Law, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

     (a) First: to the payment of all expenses of such sale or other realization, including reasonable compensation for the Person conducting such sale (which may include the Mortgagee and the relevant court officer), the cost of title searches and reasonable attorneys' fees and expenses incurred by such Person (including a reasonable allocation of the compensation, costs and expenses of in-house counsel, based on time spent), together with interest on any such expenses paid by such Person at the Interest Rate from the date paid by such Person through the date repaid to such Person; and

     (b) Second: to the Mortgagee for deposit in the Insurance Account (as defined in the Security Agreement) of the Mortgagor to be held, applied and disbursed in the same order of priorities as set forth in Section 9 of the Security Agreement.

     Section 5.07. Assignment of Leases. (a) To the fullest extent permitted by Applicable Laws, the assignments of the Leases and the Rents under Granting Clauses and are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to
Section 5.02(a)(iv) (or other Person exercising the rights under this Section 5.07) shall have the absolute, immediate and continuing right, subject to mandatory provisions of Applicable Law, to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property.

At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses and . Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to be an assumption by the Mortgagee or any such Person of, or to otherwise make the Mortgagee or such Person liable or responsible for, any of the obligations of the Mortgagor under or with respect to the Leases or for any Rent, Security Deposit or other amount delivered to the Mortgagor, provided that the Mortgagee or any such Person exercising the rights of the Mortgagee hereunder shall be accountable as provided in Section 5.07(c) for any Rents, Security Deposits or other amounts actually received by the Mortgagee or such Person, as the case may be. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to obligate the Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Property, to appear in or defend any action or proceeding relating to the Leases or the Property, to constitute the Mortgagee as a mortgagee in possession (unless the assignee hereunder actually enters and takes possession of the Property), or to be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property other than to the extent caused by the willful misconduct or gross negligence of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder.

     (b) As long as no Event of Default has occurred and is continuing, the Mortgagor shall have the right under a license granted hereby, subject to
Section 5.07(c), to collect the Rents upon the due date thereof.

     (c) If an Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section 5.07(c)) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and 5.02(a)(vi) or under Applicable Law. If an Event of Default has occurred and is continuing, upon written demand by the Person exercising the rights under this Section, any tenants of the Mortgagor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the making of such demand. Subject to Sections 5.02(a)(v) and 5.02(a)(vi) and any Applicable Law, any Rents received hereunder by the Person exercising the rights under this Section shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be applied and disbursed as provided in Section 5.06, provided that, subject to Sections 5.02(a)(v) and 5.02(a)(vi) and any provision of Applicable Law, any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases.

     (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or to otherwise make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

     Section 5.08. Dealing with the Mortgaged Property.   The Mortgagee shall
have the right to release any portion of the Mortgaged Property from the Lien of this Mortgage for such consideration as the Mortgagee may require, or without consideration, without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

     Section 5.09. Information and Right of Entry.   (a) Upon the reasonable
request by the Mortgagee, the Mortgagor shall deliver to the Mortgagee promptly after such request or, if requested by the Mortgagee, on a continuing or periodic basis any information, certificates and documents with respect to the matters referred to in this Mortgage as the Mortgagee shall reasonably request, including, with respect to Section 2.02, copies of receipts evidencing payment of material Impositions.

     (b) The Mortgagee and the representatives of the Mortgagee shall have the right, (i) without prior notice if an Event of Default has occurred and is continuing, or (ii) after reasonable notice and at the Mortgagee's expense if no Event of Default has occurred and is continuing, to enter upon the Property at all reasonable times, as often as the Mortgagee may reasonably require, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that no such entry on the Property (including any entry for the purpose of performing obligations under

Section 5.10 or any other purpose) shall be construed to be possession of the Property by the Mortgagee or to constitute the Mortgagee as a mortgagee in possession (unless the Mortgagee exercises its right to take possession of the Property under Section 5.02(a)(v)) or to be a cure of any Default or waiver of any Default or Secured Obligation subject to reimbursement under Section 5.06, and provided, further, that if no Event of Default has occurred and is continuing, the Mortgagor may place reasonable limits on such access.

     Section 5.10. Right to Perform Secured Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder or any obligation of the Mortgagor relating to the Mortgaged Property under any of the other Loan Documents and is not contesting such obligation pursuant to Section 2.07, then the Mortgagee and the representatives of the Mortgagee shall have the right, (i) if an Event of Default has occurred and is continuing, without notice, or (ii) if no Event of Default has occurred and is continuing, to pay or perform such obligation after reasonable notice (during which time the Mortgagor shall have the right and ability to cure such failure), provided that no such payment or performance by the Mortgagee shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation.

     Section 5.11. Right to Make Claims. (a) In the event that the Mortgagor hereafter has (i) any material claim or right to make any material claim relating to the Mortgaged Property or the proceeds thereof against any Person, including any claim for Insurance Proceeds, any claim for Awards or any claim against the tenant under any Lease (excluding any claim for Rents covered by Section 5.07(b), but including any claim for damages in the event of the termination of such Lease), or (ii) any right to bring any suit, action or other proceeding (including any arbitration proceeding) to enforce any other material right, power or remedy relating to the Mortgaged Property, then (A) the Mortgagor shall promptly give notice thereof to the Mortgagee, describing in detail reasonably satisfactory to the Mortgagee the claim or right in question and the action which the Mortgagor intends to take with respect thereto; (B) the Mortgagor shall promptly do all things deemed necessary or appropriate by the Mortgagor in its reasonable judgment or reasonably requested by the Mortgagee to preserve and enforce such claim or right and shall promptly commence and diligently prosecute to conclusion any suit, action or other proceeding necessary or appropriate to do so; (C) the Mortgagor shall have no right to waive, compromise or settle, and shall not waive, compromise or settle, such claim, right or proceeding without the consent of the Mortgagee (which consent shall not be unreasonably withheld if no Event of Default has occurred and is continuing); (D) if the Mortgagor fails to commence promptly or to pursue diligently to completion any such claim, right or proceeding, or if an Event of Default has occurred and is continuing, (1) the Mortgagee shall have the right to enforce any such claim or right, to commence or take over any such proceeding, to prosecute any such proceeding to conclusion and to settle any such claim, right or proceeding, in each case (x) without notice if an Event of Default has occurred and is continuing, and (y) after reasonable written notice to the Mortgagor if no Event of Default has occurred and is continuing; (2) the Mortgagor hereby irrevocably appoints the Mortgagee as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact), to act in the name of the Mortgagor or, at the option of the Mortgagee, in the Mortgagee's own name, to take any action described in Section 5.11(a)(ii)(D)(1), and to execute, acknowledge and deliver and document in connection therewith or take any other action incidental thereto as the Mortgagee shall deem appropriate in its discretion; and (3) the Mortgagor hereby irrevocably authorizes and directs any Person to act upon the foregoing appointment and a certificate of the Mortgagee that the Mortgagee is entitled to act under Section 5.11(a)(ii)(D); and (E) if an Event of Default has occurred and is continuing, the proceeds of such claim or right shall be paid to the Mortgagee, to be held, applied and disbursed as provided in Section 5(C) of the Security Agreement.

     (b) Under this Section, a material claim or right shall be (i) any claim or right involving, individually or together with any related claims or rights, any Mortgaged Property or amount in controversy having a value or amounting to $100,000 or more; or (ii) if an Event of Default has occurred and is continuing, any claim or right involving any Mortgaged Property or amount in controversy.

                                   ARTICLE 6

                              Security Agreement

     Section 6.01. Security Agreement. To the extent of the Collateral or to the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under Applicable Law, this Mortgage shall also be construed as a security agreement under the Uniform Commercial Code; and, if an Event of Default has occurred and is continuing, the Mortgagee shall be entitled with respect to such Collateral and personal property to all remedies hereunder and under the Security Agreement, all remedies available under the Uniform Commercial Code with respect to fixtures and all other remedies available under Applicable Law. To the extent that the Collateral includes Equipment and other items of personal property which are not fixtures under Applicable Law, this Mortgage shall also be construed as a security agreement under the Uniform Commercial Code; and if an Event of Default has occurred and is continuing, the Mortgagee shall be entitled with respect to such Collateral to all remedies hereunder and under the Security Agreement, all remedies available under the Uniform Commercial Code and all other remedies available under Applicable

Law. Without limiting the foregoing, any Collateral may, at the Mortgagee's option, during the continuance of an Event of Default (i) be sold hereunder together with any sale of the Property or otherwise, (ii) be sold pursuant to the Uniform Commercial Code, or (iii) be dealt with by the Mortgagee in any other manner permitted under Applicable Law. The Mortgagee may require the Mortgagor to assemble the Collateral and make it available to the Mortgagee at a place to be designated by the Mortgagee during the continuance of an Event of Default. If an Event of Default has occurred and is continuing, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the Collateral with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in the Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagee may, at its option, appoint any other Person as the agent of the Mortgagee for the purpose of disposition of the Collateral in accordance with the Uniform Commercial Code.

     Notwithstanding the foregoing, to the extent that the Mortgaged Property includes personal property covered by the Security Agreement or any other Security Document, the provisions of the Security Agreement or such other Security Document shall govern with respect to such personal property.

     Section 6.02.  Fixture Filing.   To the extent that the Mortgaged Property
includes items of personal property which are or are to become fixtures under Applicable Law, and to the extent permitted under Applicable Law, the filing of this Mortgage in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

     (a)  Name and Address of the debtor:

          The Mortgagor:
          Republic Paperboard Company
          811 East 30th Street
          Hutchinson, Kansas 67503

     (b)  Name and Address of the secured party:

          The Mortgagee:
          NationsBank, N.A., as Administrative Agent
          Corporate Center
          100 N. Tryon Street, 7th Floor

          NC10070701
          Charlotte, North Carolina 28255


     (c) This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

     (d) The name of the record owner of the Property on which such fixtures are or are to be located is Republic Paperboard Company.

                                   ARTICLE 7

                                 Miscellaneous

     Section 7.01. Mortgagee as Agent. The Mortgagor acknowledges that pursuant to Section 7.01 of the Credit Agreement, each Bank has appointed the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms of the Loan Documents. The provisions of Article 7 of the Credit Agreement are incorporated by reference herein as if fully restated herein.

     Section 7.02.  Release of Mortgaged Property.   (a) The Lien of this
Mortgage shall cease, terminate and thereafter be of no further force or effect in the event the Mortgagor shall have satisfied all of the Secured Obligations and shall have performed and observed all of the covenants, obligations and conditions to be performed by the Mortgagor pursuant to the Loan Documents and the obligations of all Bank Parties to extend further credit under any Loan Document shall have expired or terminated.

     (b)  Upon any termination of the lien and security interests pursuant to
Section 7.02(a) or upon an asset sale complying with Section 5.07 of the Credit Agreement, the Mortgagee will, at the expense of the Mortgagor, execute and deliver to the Mortgagor such documents as it shall reasonably request to evidence the termination of the security interests or the release of the Mortgaged Property or the release of a portion of the Mortgaged Property, as the case may be. Any release of this Mortgage shall also be deemed to be a termination of any separately filed financing statements relating to the Mortgaged Property and a release of any other assignments relating to the Mortgaged Property to the same extent as the release of this Mortgage. The Mortgagee may conclusively rely on any certificate delivered to it by the Mortgagor stating that the execution of such documents and release of the Mortgaged Property is in accordance with and permitted by the terms of this Mortgage.

     Section 7.03.  Notices.   All notices, requests and other communications
required or permitted to be given under this Mortgage shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to the Mortgagor or the Mortgagee as specified in Section 9.01 of the Credit Agreement. Except as otherwise provided herein, each notice, request or other communication shall be effective as determined by Section 9.01 of the Credit Agreement.

     Section 7.04.  Modification and Waiver.   No provision of this Mortgage
shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the party against whom such modification, waiver, termination or consent is to be enforced and, in the case of such a writing, signed by the Mortgagee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 7.05.  Severability.   All rights, powers and remedies provided in
this Mortgage may be exercised only to the extent that the exercise thereof does not violate Applicable Law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of Applicable Law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under Applicable Law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under Applicable Law.

     Section 7.06. Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto, the respective successors and assigns of the Mortgagor and the Mortgagee in its capacity as the Agent, and shall inure to the benefit of the Secured Parties and their respective successors and assigns; and all references herein to the "MORTGAGOR", the "MORTGAGEE" and the "SECURED PARTIES" shall include the respective successors and assigns of such parties.

     (b) To the fullest extent permitted under Applicable Law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

     (c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Credit Agreement.

     Section 7.07.  Governing Law.   This Mortgage shall be governed by and
construed in accordance with the laws of the State of Oklahoma. Whenever possible each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Mortgage shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

     Section 7.08.  Revolving Loans.   The Secured Obligations secured by this
Mortgage include Revolving Credit Loans and LC Reimbursement Obligations which are revolving in nature, which may be advanced, paid, and readvanced from time to time after the date hereof. The aggregate maximum principal amount of Total Revolving Outstanding Amount which may be outstanding at any one time is $85,000,000. The aggregate maximum principal amount of Secured Obligations which may be outstanding at any one time is $85,000,000. The interest of the Mortgagee hereunder will remain in full force and effect notwithstanding a zero balance of the Total Revolving Outstanding Amount and the Lien of this Mortgage will not be extinguished until all Secured Obligations have been paid and performed and the obligation of all Bank Parties to extend further credit under the Loan Documents shall have expired or terminated.

     Section 7.09. Subrogation. To the extent that the Mortgagee pays pursuant to the terms of this Mortgage any sum due under any provision of law or any instrument or documents creating any Lien prior or superior to the Lien of this Mortgage, the Mortgagee shall have and be entitled to a Lien on the Mortgaged Property equal in priority to that discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by, the holder of such Lien, which shall remain in existence for the benefit of the Mortgagee to secure the amount expended by the Mortgagee on account of or in connection with such Lien. The Mortgagee shall be subrogated, notwithstanding their release of record, to mortgages trust deeds, superior titles, vendor's liens, liens, charges, encumbrances, rights and equities on the Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under any instrument evidencing the Secured Obligations.

     Section 7.10. Trust Fund. With respect to any Construction Borrowing, the Borrower shall receive the Loans and shall hold the right to receive such Loans as a trust fund to be applied first for the purpose of the cost of the Improvements and the Borrower shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Mortgage as of the date first set forth above.

                                   MORTGAGOR:

                                   Republic Paperboard Company,
                                   a Kansas corporation


                                   By: _________________________
                                       Name:
                                       Title:

State of            )
                    )
County of       )

This instrument was acknowledged before me on July __, 1998 by ___________________ as _________ of Republic Paperboard Company, a Kansas corporation.


               ___________________________
               Notarial Officer


(Seal, if any)

__________________________
Title (and Rank)

My commission expires:

__________________________.



Drafted by and when
recorded, return to:

Susan D. Kennedy, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

                                                                       EXHIBIT A


                               LEGAL DESCRIPTION

                                                                       EXHIBIT B


                            PERMITTED ENCUMBRANCES

Liens and other matters shown in the title insurance commitment issued by Old Republic National Title Insurance Company, No. 9851376, dated May 14, 1998, and updated on July 16, 1998.

                                                                       EXHIBIT C

                               PLEDGE AGREEMENT

     AGREEMENT dated as of July 15, 1998 between REPUBLIC PAPERBOARD COMPANY (with its successors, the "DEBTOR") and NATIONSBANK, N.A., as Administrative Agent (the "AGENT").

                             W I T N E S S E T H :

     WHEREAS the Republic Group Incorporated, certain banks (the "BANKS"), certain LC Issuing Banks (the "LC ISSUING BANKS"), Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank, N.A., as Administrative Agent for such banks are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS in order to induce the Banks, the LC Issuing Banks, the Syndication Agent and the Agent to enter into the Credit Agreement, the Debtor is willing to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Secured Obligations (as herein defined);

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "BANK DERIVATIVES OBLIGATIONS" means any Derivatives Obligations owed by the Borrower to any Bank (or any of its affiliates) as contemplated by Section
5.09 of the Credit Agreement.

     "COLLATERAL" has the meaning assigned to such term in Section 3(a).

     "ISSUERS" means Republic Paperboard Company of West Virginia, a West Virginia corporation, Republic Recycling Company, a Kansas corporation, and Resource Control, Inc., a Kansas corporation.

     "PLEDGED STOCK" means (i) the Subsidiary Shares and (ii) any other capital stock required to be pledged to the Agent pursuant to Section 3(b).

     "SECURED OBLIGATIONS" means all principal of and interesting (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all reimbursement obligations with respect to any Letter of Credit issued pursuant to the Credit Agreement and all interest thereon (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding), (iii) all Bank Derivatives Obligations, (iv) all other amounts payable by any Obligor under the Loan Documents and (v) any amendments, restatements, renewals,extensions or modifications of any of the foregoing.

     "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "SUBSIDIARY SHARES" means (i) 1000 shares of common stock, par value $0.01 per share, of Republic Paperboard Company of West Virginia, (ii) 100 shares of common stock, no par value, of Republic Recycling Company and (iii) 65 shares of common stock, par value $100.00 per share, of Resource Control, Inc.

     Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

     Section 2. Representations and Warranties. The Debtor represents and warrants as follows:

          (a) Title to Pledged Stock. The Debtor owns all of the Pledged Stock, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of the Issuers. The Issuers are all of the direct Subsidiaries of the Debtor. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. The Debtor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, or the Indenture dated as of July 15, 1998 governing the Subordinated

     Notes, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

          (b) Validity, Perfection and Priority of Security Interests. Upon the delivery of the certificates representing the Pledged Stock to the Agent in accordance with Section 4 hereof, the Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Debtor nor any of its Subsidiaries has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

          (c) UCC Filing Locations. The chief executive office of the Debtor is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

     Section 3. The Security Interests. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Debtor hereunder:

          (a) The Debtor hereby assigns and pledges to and with the Agent for the benefit of the Banks and grants to the Agent for the benefit of the Banks security interests in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "COLLATERAL"). Contemporaneously with the execution and delivery hereof, the Debtor is delivering the certificates representing the Subsidiary Shares in pledge hereunder.

          (b) In the event that the Issuer at any time issues any additional or substitute shares of capital stock of any class, the Debtor will immediately pledge and deposit with the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.

          (c) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Debtor or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

     Section 4. Delivery of Pledged Stock. All certificates representing Pledged Stock delivered to the Agent by the Debtor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

     Section 5. Further Assurances. (a) The Debtor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary, or that the Agent may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Debtor hereby authorizes the Agent to execute and file, in the name of the Debtor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

     (b) The Debtor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii the location of its chief executive office unless it shall have given the Agent not less than 30 days' prior notice thereof.

     Section 6. Record Ownership of Pledged Stock. The Agent may at any time or from time to time after an Event of Default has occurred and is continuing, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. The Debtor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Debtor and the Agent will promptly give to the Debtor copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

     Section 7. Right to Receive Distributions on Collateral. The Agent shall have the right to receive and, upon the occurrence and during the continuance of any Event of Default, have the right to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Debtor shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Debtor shall be received in trust for the benefit of the Agent and the Banks and, if the Agent so directs during the continuance of an Event of Default, shall be segregated from other funds of the Debtor and shall, forthwith upon demand by the Agent during the continuance of an Event of Default, be paid over to the Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Agent's right to retain dividends, interest and other payments and distributions under this
Section 7 shall cease and the Agent shall pay over to the Debtor any such Collateral retained by it during the continuance of any Event of Default.

     Section 8. Right to Vote Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Debtor has received notice that its rights hereunder have been terminated, the Debtor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Agent shall, upon receiving a written request from the Debtor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to the Debtor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

     If an Event of Default shall have occurred and be continuing, the Agent shall have the right to the extent permitted by law and the Debtor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

     Section 9. General Authority. The Debtor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Debtor, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and Banks, but at the expense of the Debtor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Debtor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and the Debtor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

     Section 10. Remedies upon Event of Default. If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Banks all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and
(ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (B) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (C) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. The Debtor will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in the case of a public sale, state the time and place fixed for such sale, (2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     Section 11. Expenses. The Debtor agrees that it will forthwith upon demand pay to the Agent:

          (a) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          (b) the amount of any and all reasonable out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (i) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (ii the collection, sale or other disposition of any of the Collateral, (ii the exercise by the Agent of any of the rights conferred upon it hereunder or (iv any Default or Event of Default.

Any such amount not paid on demand shall bear interest for each day until paid at the rate per annum equal to the sum of the Applicable Margin on such day plus the Base Rate for such day and shall be an additional Secured Obligation hereunder.

     Section 12. Limitation on Duty of Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

     Section 13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Agent in the following order of priorities:

          FIRST, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Agent under the Credit Agreement;

          SECOND, to the ratable payment of unpaid principal of, any reimbursement obligations constituting, the Secured Obligations;

          THIRD, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

          FOURTH, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

          FINALLY, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     Section 14. Concerning the Agent. The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

          (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

          (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Debtor.

     Section 15. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of
Section 14).

     Section 16. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations, the termination of the Commitments under the Credit Agreement and the cancellation or termination of all Letters of Credit, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that any release of all or substantially all of the Collateral (for purposes of this proviso, as defined in the Credit Agreement) shall require the prior written consent of all the Banks. In addition, so long as no Event of Default shall have occurred and be continuing, upon the consummation of any Asset Sale as permitted under Section 5.07 of the Credit Agreement with respect to all (but not less than all) of the Borrower's direct and indirect Investment in any Subsidiary, the Security Interests in the Collateral subject to such Asset Sale (but not in any Proceeds arising from such Asset Sale) shall cease immediately without any further action on the part of the Agent or any Bank. The Agent shall be fully protected in relying on a certificate of the Borrower certifying that any Asset Sale is permitted by the terms of the Credit Agreement and that no Event of Default has occurred and is continuing. Upon any termination of the Security Interests or release of Collateral in accordance with this Section, the Agent will, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 17. Notices. All notices hereunder shall be given in accordance with Section 9.01 of the Credit Agreement.

     Section 18. Waivers, Non-Exclusive Remedies. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

     Section 19. Successors and Assigns. This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Debtor and its successors and assigns.

     Section 20. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Agent with the consent of the Required Banks.

     Section 21. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

     Section 22. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 REPUBLIC PAPERBOARD COMPANY



                                 By:______________________________
                                    Name:
                                    Title:

                                 NATIONSBANK, N.A., as Administrative
                                   Agent


                                 By:______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT D


                              SECURITY AGREEMENT

     AGREEMENT dated as of July 15, 1998 between REPUBLIC GROUP INCORPORATED, a Delaware corporation (together with its successors, the "DEBTOR"), and NATIONSBANK, N.A., as Administrative Agent (the "AGENT").

                             W I T N E S S E T H :

     WHEREAS the Debtor, certain banks (the "BANKS"), certain LC Issuing Banks (the "LC ISSUING BANKS"), Morgan Guaranty Trust Company of New York, as Syndication Agent (the "SYNDICATION AGENT"), and the Agent are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS in order to induce the Banks, the LC Issuing Banks, the Syndication Agent and the Agent to enter into the Credit Agreement, the Debtor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Secured Obligations (as herein defined);

     NOW THEREFORE in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "ACCOUNTS" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Debtor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Debtor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Debtor's rights in, to and under all purchase orders for goods, services or other property, and all of the Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the

Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Debtor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "BANK DERIVATIVE OBLIGATIONS" means any Derivative Obligations owed by the Debtor to any Bank (or any of its affiliates) as contemplated by the Credit Agreement.

     "COLLATERAL" has the meaning set forth in Section 3.

     "COLLATERAL ACCOUNTS" means the General Collateral Account and the Insurance Account.

     "COMMODITY ACCOUNT" means an account maintained by a commodity intermediary in which a commodity contract is carried for a commodity customer.

     "COMMODITY CONTRACT" means a commodity futures contract, an option on a commodity futures contract, a commodity option, or other contract that, in each case, is:

     (i) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws; or

     (ii) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a commodity intermediary for a commodity customer.

     "DOCUMENTS" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Debtor.

     "EQUIPMENT" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Debtor, including without limitation all motor vehicles, trucks, trailers, railcars and barges.

     "GENERAL COLLATERAL ACCOUNT" has the meaning set forth in Section 5(A).
                                                                       ----

     "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Debtor, including (i) all obligations or indebtedness owing to the Debtor (other than Accounts) from whatever source arising, (ii) all Patents, Patent Licenses, Trademarks, Trademark Licenses and any rights or interests of the Debtor in any of the foregoing (including without limitation any rights therein by way of collateral assignment or collateral security), rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid, and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group.

     "INSTRUMENTS" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC), including those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Debtor.

     "INSURANCE ACCOUNT" has the meaning set forth in Section 5(C).
                                                              ----

     "INSURANCE PROCEEDS" has the meaning set forth in Section 5(C).
                                                              ----

     "INVESTMENT PROPERTY" means (i) a Security, whether certificated or uncertificated, (ii) a Security Entitlement, (iii) a Securities Account, (iv) a Commodities Contract, or (v) a Commodities Account.

     "INVENTORY" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Debtor, wherever located, and shall also mean and include all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

     "LIQUID INVESTMENTS" has the meaning set forth in Section 5(F).

     "PATENTS" means all the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof, including those described in the Perfection Certificates, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

     "PATENT LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to practice any invention on which a Patent is in existence.

     "PERFECTION CERTIFICATE" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief executive officer and the chief legal officer of the Debtor.

     "PERMITTED LIENS" means the Security Interests and the Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to
Section 5.09 of the Credit Agreement.

     "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

     "SECURED OBLIGATIONS" means all principal of and interest (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Debtor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all reimbursement obligations with respect to any Letter of Credit issued pursuant to the Credit Agreement and all interest thereon (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Debtor, whether or not allowed or allowable as a claim in any such proceeding), (iii) all Bank Derivative Obligations, (iv) all other amounts payable by any Obligor under the Loan Documents and (v) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     "SECURED PARTIES" means the Agent, the Banks and the LC Issuing Banks.

     "SECURITIES ACCOUNT" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

     "SECURITY" means:

     (i)   a security;

     (ii) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

     (iii) any property that is held by a securities intermediary for another person in a Securities Account if the securities intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the UCC.

     As context requires, the term means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a Security certificate, or a Security Entitlement.

     "SECURITY ENTITLEMENT" means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:

     (i) which is represented by a Security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

     (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and

     (iii) which:

     (A) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or

     (B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

     "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "TRADEMARKS" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in the Perfection Certificates, and (ii) all extensions or renewals thereof.

     "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Section 2. Representations and Warranties. The Debtor represents and warrants as follows:

          (A) The Debtor has good and marketable title to all of the Collateral, free and clear of any Liens other than the Permitted Liens. The Debtor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (B) The Debtor has not performed any acts which might prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. Except as contemplated by Section 5.25 of the Credit Agreement, no Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

          (C) The information set forth in the Perfection Certificate delivered to the Agent prior to the Closing Date is correct and complete in all material respects. Not later than 30 days following the Closing Date, the Debtor shall furnish to the Agent file search reports from each UCC filing office set forth in Schedule 6 to the Perfection Certificate confirming the filing information set forth in such Schedule.

          (D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens.

          (E) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

          (F) To the best of the Debtor's knowledge, all Inventory has or will have been produced in compliance with the applicable material requirements of the Fair Labor Standards Act, as amended.

     Section 3. The Security Interests. (A) In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, the Debtor hereby grants to the Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL"):

          (i)   Accounts;

          (ii)  Inventory;

          (iii) General Intangibles;

          (iv)  Documents;

          (v)   Instruments;

          (vi)  Equipment;

          (vii) The Collateral Accounts, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(F) and other monies and property of any kind of the Debtor in the possession or under the control of the Agent;

          (viii) All books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Debtor pertaining to any of the Collateral;

          (ix) All Proceeds of all or any of the Collateral described in Clauses 3(A)(i) through 3(A)(viii) hereof; and
             -------

          (x)    Investment Property.

     (B) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.

     Section 4.  Further Assurances; Covenants.  (A) The Debtor will not change
(i) its name, identity or corporate structure in any manner, (ii) the location of its chief executive office or chief place of business or (iii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate, unless, not more than six months nor less than 30 days prior to the date on which the Debtor proposes to take any such action contemplated by Section 4(A), the Debtor shall
                                                         ----
have given notice to the Agent of such proposed action, and, at the Debtor's cost and expense, caused to be delivered to the Secured Parties with such notice, an opinion of counsel, satisfactory to the Agent, in form and substance satisfactory to the Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period (and after giving effect to the proposed action that is the subject of such notice), specified in such opinion against all creditors of and purchasers from the Debtor have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full. The Debtor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

     (B) The Debtor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Debtor hereby authorizes the Agent, and appoints the Agent as its true and lawful attorney (with full power of substitution, in the name of the Debtor, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties), to execute and file financing statements or continuation statements without the Debtor's signature appearing thereon. The Debtor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

     (C) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtor's agents or processors, the Debtor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

     (D) The Debtor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

     (E) The Debtor will immediately deliver and pledge each Instrument to the Agent, appropriately endorsed to the Agent, provided that so long as no Event of Default shall have occurred and be continuing, the Debtor may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of
Section 5(B) shall apply) received by it in the ordinary course of business and
        ----
the Agent shall, promptly upon request of the Debtor, make appropriate arrangements for making any other Instrument pledged by the Debtor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Agent, against trust receipt or like document).

     (F) The Debtor shall use its best efforts to cause to be collected from its account debtors, as and when due, subject to such grace period as is consistent with prudent customer relations, any and all amounts owing under or on account of each Account (including Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Debtor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Debtor finds appropriate in accordance with business judgment and (ii a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Debtor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by the Debtor or the Agent, shall be borne by the Debtor.

     (G) Upon the occurrence and during the continuance of any Event of Default, the Debtor will upon the request of the Agent promptly notify (and the Debtor hereby authorizes the Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or its designee.

     (H) The Debtor shall, if requested by the Agent, cause the Agent to be named as lienholder on any certificates of title, applications for title or similar evidence of ownership of Equipment now owned or hereafter acquired.

     (I) Without the prior written consent of the Required Banks, the Debtor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except, subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, upon the consummation of any Asset Sale (including for the purposes of this Agreement any trade-in of equipment in the ordinary course of business) as permitted under Section 5.07 of the Credit Agreement whereupon, the Security Interests created hereby in such item (but not in any Proceeds arising from such Asset Sale) shall cease immediately without any further action on the part of any Secured Party.

     (J) The Debtor will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Agreement.

     (K) From time to time upon reasonable request by the Agent, the Debtor shall, at its cost and expense, cause to be delivered to the Secured Parties an opinion of counsel satisfactory to the Agent as to such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request.

     Section 5. Collateral Accounts. (A) There is hereby established with the Agent a cash collateral account (the "GENERAL COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to Section 5(B) or any other provision of this Agreement. Any
                          ----
income received by the Agent with respect to the balance from time to time standing to the credit of the General Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the General Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the General Collateral Account together with any Liquid Investments from time to time made pursuant to subsection 5(F) hereof shall constitute part of the Collateral hereunder but shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

     (B) During the continuance of an Event of Default, the Debtor shall upon the request of the Agent instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (ii to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit B hereto duly executed by the Debtor and such bank or under other arrangements, in form and substance satisfactory to the Agent, pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the General Collateral Account or as the Agent may otherwise instruct such bank. All such payments made to the Agent shall be deposited in the General Collateral Account. In addition to the foregoing, the Debtor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Debtor shall as promptly as possible deposit such proceeds into the General Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Debtor for and as the property of the Agent and the Banks and shall not be commingled with any other funds or property of the Debtor.

     (C) Promptly upon and at all times after the receipt of any cash proceeds of insurance policies, awards of condemnation or other compensation required to be paid to the Agent pursuant to Section 5.03 of the Credit Agreement (the "INSURANCE PROCEEDS"), the Debtor shall establish and shall thereafter maintain an additional cash collateral account (the "INSURANCE ACCOUNT") at the offices of the Agent or such other bank as the Debtor and the Agent may agree (the "INSURANCE ACCOUNT BANK"), in the name and under the control of the Agent.

Forthwith upon such establishment, the Debtor shall notify the Agent of the location, account name and account number of such account. The Debtor hereby agrees to cause any Insurance Proceeds received from time to time after the establishment of the Insurance Account to be deposited therein as set forth in this paragraph. Any income received with respect to the balance from time to time standing to the credit of the Insurance Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Insurance Account, subject to the rights of the Debtor to receive any amounts on deposit in such Insurance Account in accordance with Section 5(D). All right, title and interest in and to the cash amounts on deposit from time to time in the Insurance Account together with any Liquid Investments from time to time made pursuant to Section 5(F) hereof shall vest in the Agent, shall constitute
                         ----
part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided, subject to the rights of the Debtor to receive any such amounts in accordance with Section 5(D). Subject to the rights of the Debtor to receive any amounts on deposit in the Insurance Account in accordance with Section 5(D), the Agent shall apply to repayment of the Term Loans and the Revolving Credit Loans those amounts on deposit in the Insurance Account which are required to be applied to the repayment of the Term Loans and the Revolving Credit Loans in accordance with
Section 2.04(c)(i) of the Credit Agreement.

     (D) The balance from time to time standing to the credit of the Insurance Account (to the extent not applied pursuant to the last sentence of Section 5) shall be subject to withdrawal only upon the instructions of the Agent.

     (E) Amounts on deposit in the Collateral Accounts shall be invested and re-invested from time to time in such Liquid Investments as the Debtor shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent; provided that, if an Event of Default has occurred and is continuing, the Agent shall, if instructed by the Required Banks, cause such Liquid Investments to be liquidated and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "LIQUID INVESTMENTS" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Agent and (ii) in order to provide the Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

          (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the

     Agent or an agent thereof (which shall not be the Debtor or any of its Affiliates) in the State of New York; or

          (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the Security Interests.

     (F) Amounts on deposit in the General Collateral Account may be drawn by the Debtor upon its submission to the Agent of an officer's certificate (i) stating that (x) such withdrawal shall be used for Project construction purposes and (y) immediately before and after such withdrawal, no Default shall have occurred and be continuing and (ii) attaching thereto the request for payment submitted by the Construction Manager to the Debtor (or Republic Paperboard) in accordance with the General Construction Contract. Interest and other investment income may be drawn from the General Collateral Account by the Debtor upon its submission to the Agent of an officer's certificate stating that immediately before and after such withdrawal, no Default shall have occurred and be continuing.

     Section 6. General Authority. The Debtor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Debtor, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

          (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Debtor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

     Section 7. Remedies upon Event of Default. (A) If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Liquid Investments or if
           -
such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. The Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (1) in case of a public sale, state the
                                 -
time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Agent may, upon the occurrence and during the continuance of an Event of Default, (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and the Debtor, whether at the premises of the Debtor or otherwise,
(ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor. Upon the occurrence and during the continuance of an Event of Default, the Agent may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs.

     (C) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

               (i) the Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Agent shall in its sole discretion determine;

               (ii) the Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensor, licensee or sublicensee all rights and remedies of the Debtor in, to and under any Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and the Debtor hereby releases the Agent and each of the other Secured Parties from, and agrees to hold the Agent and each of the other Secured Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto, except any such claim to the extent that it arises solely as the result of the gross negligence or willful misconduct of any Secured Party; and

               (iii) upon request by the Agent, the Debtor will execute and deliver to the Agent a further power of attorney, in form and substance satisfactory to the Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Patent, Trademark, Patent License or Trademark License. In the event of any such disposition pursuant to this Section, the Debtor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Agent.

     Section 8. Limitation on Duty of Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

     Section 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied by the Agent in the following order of priorities:

          first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any other Secured Party is to be reimbursed pursuant to Section
     9.03 of the Credit Agreement or Section 12 hereof and unpaid fees owing to
                                             --
     the Agent under the Loan Documents;

          second, to the ratable payment of unpaid principal of, and/or any reimbursement obligations constituting, the Secured Obligations;

          third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

          fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

          finally, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     Section 10. Concerning the Agent. The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

          (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

          (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Debtor.

     Section 11. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 10).
                                     --

     Section 12. Expenses. In the event that the Debtor fails to comply with the provisions of the Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Banks may, but shall not be required to, effect such compliance on behalf of the Debtor, and the Debtor shall reimburse the Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Required Banks from time to time, upon the occurrence and during the continuance of an Event of Default, or in respect of the sale or other disposition thereof shall be borne and paid by the Debtor; and if the Debtor fails to promptly pay any portion thereof when due, the Agent or any other Secured Party may, at its option, but shall not be required to, pay the same and charge the Debtor's account therefor, and the Debtor agrees to reimburse the Agent or such other Secured Party therefor on demand. All sums so paid or incurred by the Agent or any other Secured Party for any of the foregoing and any and all other sums for which the Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent)) reasonably incurred by the Agent or any other Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at an annual rate equal to the sum of the Applicable Margin plus the Base Rate, in each case for each day until paid, be additional Secured Obligations hereunder.

     Section 13. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations, the termination of the Commitments under the Credit Agreement and the cancellation or termination of all Letters of Credit, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that any release of all or substantially all of the Collateral (for purposes of this proviso, as defined in the Credit Agreement) shall require the prior written consent of all the Banks. In addition, so long as no Event of Default shall have occurred and be continuing, upon the consummation of any Asset Sale (including for purposes of this Agreement any trade-in of equipment in the ordinary course of business) as permitted under Section 5.07 of the Credit Agreement, the Security Interests in the Collateral subject to such Asset Sale (but not in any Proceeds arising from such Asset Sale) shall cease immediately without any further action on the part of the Agent or any Bank. The Agent shall be fully protected in relying on a certificate of the Debtor certifying that any Asset Sale is permitted by the terms of the Credit Agreement and that no Event of Default has occurred and is continuing. Upon any termination of the Security Interests or release of Collateral in accordance with this Section, the Agent will, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 14. Notices. All notices, communications and distributions hereunder shall be given in accordance with Section 9.01 of the Credit Agreement.

     Section 15. Waivers, Non-Exclusive Remedies. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right under the Credit Agreement, any of the other Loan Documents or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Credit Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

     Section 16. Successors and Assigns. This Agreement is for the benefit of the Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Debtor and its successors and assigns.

     Section 17. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Agent with the consent of the Required Banks.

     Section 18. New York Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OR CONFLICTS OF LAW), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     Section 19. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        REPUBLIC GROUP INCORPORATED


                                        By:________________________
                                           Name:
                                           Title:


                                        NATIONSBANK, N.A., as Agent



                                        By:________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                            PERFECTION CERTIFICATE

     The undersigned, the Chief Executive Officer of Hollis & Eastern Railroad Company, an Oklahoma corporation (the "DEBTOR"), hereby certifies with reference to the Security Agreement dated as of July 15, 1998 between the Debtor and NationsBank, N.A., as Administrative Agent (the "Agent") (terms defined therein being used herein as therein defined), to the Agent and each Bank as follows:

     1. Names. (a) The exact corporate name of the Debtor as it appears in its certificate of incorporation is as follows:

     (b) Set forth below is each other corporate name the Debtor has had since its organization, together with the date of the relevant change:

     (c) Except as set forth in Schedule 1, the Debtor has not changed its identity or corporate structure in any way within the past five years.

     (d) The following is a list of all other names (including trade names or similar appellations) used by the Debtor or any of its divisions or other business units at any time during the past five years:

     2. Current Locations. (a) The chief executive office of the Debtor is located at the following address:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------

     (b) The following are all the locations where the Debtor maintains any books or records relating to any Accounts:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------



     (c) The following are all the places of business of the Debtor not identified above:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------



     (d) The following are all the locations where the Debtor maintains any Inventory not identified above:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------



     (e) The following are the names and addresses of all Persons other than the Debtor which have possession of any of the Debtor's Inventory:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------

     3. Prior Locations. (a) Set forth below is the information required by paragraphs 2(a), 2(b) and 2(c) hereof with respect to each location or place of business maintained by the Debtor at any time during the past five years:

          MAILING ADDRESS               COUNTY              STATE
     --------------------------    ----------------    ----------------



     (b) Set forth below is the information required by paragraphs 2(D) and 2(E) hereof with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:



     4. Unusual Transactions. All Accounts have been originated by the Debtor and all Inventory and Equipment has been acquired by the Debtor in the ordinary course of its business.

     5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been delivered to the Agent for filing in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

     6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth filing information with respect to the filings described in paragraph 5 above.

     7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 5 above will be promptly paid.

     IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of ________, 1998.


                                        ________________________
                                        Title:

                                                                   SCHEDULE 5(A)


                           DESCRIPTION OF COLLATERAL

          All accounts, chattel paper, securities, instruments, contract rights, general intangibles, goods, inventory, equipment, documents and investment property, now owned or hereafter acquired, wherever located, and all proceeds thereof, as such collateral is further described in Exhibit A attached herewith and incorporated herein.

                                                                      SCHEDULE 6


                              SCHEDULE OF FILINGS

   DEBTOR         FILING OFFICER         FILE NUMBER         DATE OF FILING/1/
-------------  ---------------------  ------------------   ---------------------


______________________
     /1/  Indicate lapse date, if other than fifth anniversary.

                                                                       EXHIBIT E


                             SUBSIDIARY GUARANTEE


     GUARANTEE dated as of July 15, 1998 by each of the Persons parties hereto (each, with its successors, a "SUBSIDIARY GUARANTOR" and collectively, with their respective successors, the "SUBSIDIARY GUARANTORS") in favor of NationsBank, N.A., as Administrative Agent (with its successors, the "AGENT").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Republic Group Incorporated, a Delaware corporation (with its successors, the "BORROWER"), certain banks (the "BANKS"), certain LC Issuing Banks (the "LC ISSUING BANKS"), Morgan Guaranty Trust Company of New York, as Syndication Agent, and the Agent are parties to a Credit Agreement dated as of July 15, 1998 (as the same may be amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has, or may, after the date hereof, become liable in respect of Derivative Obligations (as defined in the Credit Agreement) to any Bank (or any of its affiliates) as contemplated by Section 5.09 of the Credit Agreement ("BANK DERIVATIVES OBLIGATIONS"); and

     WHEREAS, the Borrower owns, directly or indirectly, substantially all of the capital stock or other equity interests of each Subsidiary Guarantor; and

     WHEREAS, it is a condition to the effectiveness of the Credit Agreement that each Subsidiary Guarantor enter into a Subsidiary Guarantee substantially in the form hereof; and

     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Subsidiary Guarantors, the Subsidiary Guarantors are willing to guarantee the Guaranteed Obligations (as herein defined);

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein, except that the term "Loan Documents" shall include any document with respect to any Bank Derivatives Obligations. The following additional term, as used herein, has the following meaning:

     "GUARANTEED OBLIGATIONS" means all principal of and interest (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all reimbursement obligations with respect to any Letter of Credit issued pursuant to the Credit Agreement and all interest thereon (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding), (iii) any Bank Derivatives Obligations, (iv) all other amounts payable by any Obligor under the Loan Documents and (v) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     SECTION 2.  The Guarantee.   Each of the Subsidiary Guarantors, jointly and
severally, hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. Upon failure by the Borrower to pay punctually any Guaranteed Obligation, each Subsidiary Guarantor agrees jointly and severally that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement or the other relevant Loan Document, as the case may be.

     SECTION 3. Guarantee Unconditional. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Obligor or any other Person under any Loan Document, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document or any Letter of Credit;

          (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Obligor or any other Person under any Loan Document;

          (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Obligor or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Obligor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Obligor or any other Person contained in any Loan Document;

          (v) the existence of any claim, set-off or other rights which such Subsidiary Guarantor may have at any time against the Borrower, any other Obligor, the Agent, any Bank, any LC Issuing Bank or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against the Borrower, any other Obligor or any other Person for any reason of the Credit Agreement, any Note or any other Loan Document or any Letter of Credit, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any other Obligor or any other Person of the principal of or interest on any Note or any other amount payable by the Borrower under any Loan Document; or

          (vii) any other act or omission to act or delay of any kind by the Borrower, any other Obligor, the Agent, any Bank, and LC Issuing Bank or any other party to any Loan Document, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to obligations of any Subsidiary Guarantor hereunder.

     SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances; Release of Subsidiary Guarantors. (a) Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the repayment in full of all Guaranteed Obligations, the termination of the Revolving Credit Commitments under the Credit Agreement and the expiration or cancellation of all Letters of Credit. If at any time any payment of Guaranteed Obligations payable by the Borrower is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, each Subsidiary Guarantor's obligations hereunder with respect thereto shall be reinstated as though such payment had been due but not made at such time.

     (b) At any time and from time to time prior to the termination of each Subsidiary Guarantor's obligations hereunder in accordance with subsection (a), the Agent may release any Subsidiary Guarantor from its obligations hereunder with the prior written consent of the Required Banks; provided that any release of all or substantially all of the Subsidiary Guarantors shall require the consent of all of the Banks.

     (c) So long as no Event of Default shall have occurred and be continuing, upon the consummation of any Asset Sale as permitted under Section 5.07 of the Credit Agreement with respect to all (but not less than all) of the Borrower's direct and indirect Investment in any Subsidiary Guarantor, the obligations of such Subsidiary Guarantor shall terminate immediately without any further action on the part of the Agent or any Bank. The Agent shall be fully protected in relying on a certificate of the Borrower certifying that any Asset Sale is permitted by the terms of the Credit Agreement and that no Event of Default has
occurred and is continuing.   Upon any termination of the obligations of any
Subsidiary Guarantee hereunder in accordance with this Section, the Agent will, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

     SECTION 5.  Waiver by the Subsidiary Guarantors.  Each Subsidiary
Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against the Borrower, any other Subsidiary Guarantor or any other Person.

     SECTION 6. Subrogation. Upon making any payment with respect to the Borrower hereunder, each Subsidiary Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Subsidiary Guarantor shall not enforce any payment by way of subrogation, or by reason of contribution against any other guarantor of the Borrower's obligations guaranteed hereunder (including without limitation any other Subsidiary Guarantor), until the repayment in full of all Guaranteed Obligations, the termination of the Revolving Credit Commitments under the Credit Agreement and the expiration or cancellation of all Letters of Credit.

     SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligations payable by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all such Guaranteed Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

     SECTION 8. Representations and Warranties. Each Subsidiary Guarantor represents and warrants as follows:

     (a)  Existence and Power.  Such Subsidiary Guarantor is a corporation duly
          -------------------
incorporated or a partnership duly formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has all powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

     (b)  Corporate or Partnership and Governmental Authorization; No
          -----------------------------------------------------------
Contravention.  The execution, delivery and performance by such Subsidiary
-------------
Guarantor of the Loan Documents to which it is a party are within its corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, require no action by or in respect of, or, except for Uniform Commercial Code filings in connection with the Collateral Documents and the recordation of the Mortgage, filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or partnership agreement of such Subsidiary Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than the Lien created by the Collateral Documents).

     (c)  Binding Effect; Liens Enforceable.  (i) Each Loan Document to which
          ---------------------------------
such Subsidiary Guarantor is a party constitutes a valid and binding agreement of such Subsidiary Guarantor, in each case enforceable against such guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     (ii) Each Collateral Document to which such Subsidiary Guarantor is a party creates valid security interests in, and first mortgage Liens on (if applicable), the Collateral purported to be covered thereby, which security interests and mortgage Liens (if applicable) are and will remain perfected security interests and mortgage Liens, prior to all other Liens.

     SECTION 9. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Subsidiary Guarantor and the Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, release all or substantially all of the Subsidiary Guarantors.

     SECTION 10.  Notices.   All notices and other communications provided for
herein shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be delivered to the relevant party at such address, facsimile number or telex number of such party set forth on the signature pages hereof, or at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.

     SECTION 11. Right of Set-Off; Taxes. (a) If any Subsidiary Guarantor fails to pay any Guaranteed Obligation when due, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or affiliate to or for the credit or the account of such Subsidiary Guarantor against any and all of the obligations of such Subsidiary Guarantor now or hereafter existing under the Loan Documents held by such Bank or any of its affiliates, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

     (b) Each Subsidiary Guarantor agrees to be bound by the provisions of
Section 8.04 of the Credit Agreement and, for purposes hereof, all references to "the Borrower" contained in such Section shall be deemed to be references to each Subsidiary Guarantor, and all references to payments made under the Credit Agreement or the Notes shall be deemed to include references to payments made under this Agreement.

     SECTION 12. Continuing Guarantee. This Guarantee is a continuing Guarantee and shall be binding upon each of the Subsidiary Guarantors and its successors and assigns, and inure to the benefit of and be enforceable by the Agent or each Bank and its successors, transferees and assigns. This Guarantee is for the benefit of each Bank and its successors and assigns, and in the event of an assignment of all or any of any Bank's interest in and to its rights and obligations under the Credit Agreement or any agreement with respect to any Bank Derivatives Obligations in accordance with the Credit Agreement or such other agreement, the assignor's rights hereunder, to the extent applicable to the indebtedness or obligation so assigned, shall automatically be transferred with such indebtedness or obligation.

     SECTION 13. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14. Limitation on the Obligations. The obligations of each Subsidiary Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render the obligations of such Subsidiary Guarantor hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

     SECTION 15. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 17. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Agent has received, from each of the parties listed on the signature pages hereof, a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.

                                    HOLLIS & EASTERN RAILROAD
                                      COMPANY



                                    By_______________________________
                                      Name:
                                      Title:

                                    P.O. Box 1307
                                    Hutchinson, KS 67504


                                    REPUBLIC GYPSUM COMPANY



                                    By_______________________________
                                      Name:
                                      Title:

                                    P.O. Box 1307
                                    Hutchinson, KS 67504



                                    REPUBLIC PAPERBOARD COMPANY



                                    By_______________________________
                                      Name:
                                      Title:

                                    P.O. Box 1307
                                    Hutchinson, KS 67504

                                    REPUBLIC PAPERBOARD COMPANY OF
                                      WEST VIRGINIA


                                    By_______________________________
                                      Name:
                                      Title:

                                    P.O. Box 1307
                                    Hutchinson, KS 67504


                                    NATIONSBANK, N.A., as Administrative
                                      Agent


                                    By_______________________________
                                         Name:
                                         Title:

                                    14 West 10th Street
                                    Kansas City, MO 64105